Exhibit 10-L

                                                                CONFORMED COPY


                          CHRYSLER CREDIT CANADA LTD.
                                  as Seller



                                    - and -



                             ROYAL BANK OF CANADA
                      CANADIAN IMPERIAL BANK OF COMMERCE
                           THE BANK OF NOVA SCOTIA
                               BANK OF MONTREAL
                          THE TORONTO-DOMINION  BANK
                            BANK OF AMERICA CANADA
                           CHEMICAL BANK OF CANADA
                            CREDIT LYONNAIS CANADA
                            MORGAN BANK OF CANADA
                       SWISS BANK CORPORATION (CANADA)
                                   as Banks

                                    - and -

                             ROYAL BANK OF CANADA
                                   as Agent



___________________________________________________________________________

              SHORT-TERM RETAIL PURCHASE AND SERVICING AGREEMENT

                                 May 23, 1994
___________________________________________________________________________

                          TABLE OF CONTENTS

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

                               ARTICLE I
                              DEFINITIONS

1.1  Certain Defined Terms.  . . . . . . . . . . . . . . . . . . . . . . -2-
"Agent". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
"Aggregate Amount Outstanding" . . . . . . . . . . . . . . . . . . . . . -2-
"Agreement". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
"Anticipated Collection Schedule". . . . . . . . . . . . . . . . . . . . -2-
"Applicable Adjustment Percentage" . . . . . . . . . . . . . . . . . . . -2-
"Applicable Anticipated Collection Schedule" . . . . . . . . . . . . . . -3-
"Applicable Yield" . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Application Account". . . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Assignment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Available Commitment" . . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Bank" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Bank's BA/CDOR Spread". . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Bank's BA Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
"Bank's Reserve Adjustment". . . . . . . . . . . . . . . . . . . . . . . -3-
"Blended BA/CDOR Spread" . . . . . . . . . . . . . . . . . . . . . . . . -4-
"Blended BA Rate". . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
"Blended Reserve Adjustment" . . . . . . . . . . . . . . . . . . . . . . -4-
"Bond Bid Yield" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
"Branch Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
"Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
"Calculation Period" . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
"Cash Equivalents" . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
"CDOR Rate". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"CFC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Chartered Bank" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Chrysler Canada". . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Commitment" and "Commitment Amount" . . . . . . . . . . . . . . . . . . -5-
"Commitment Period". . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Complete Servicing Transfer". . . . . . . . . . . . . . . . . . . . . . -5-
"Contracts". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Daily Remittance Notice". . . . . . . . . . . . . . . . . . . . . . . . -5-
"Date of Sale" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
"Defaulted Retail Obligations" . . . . . . . . . . . . . . . . . . . . . -5-
"Deferred Percentage (Retail Gross)" . . . . . . . . . . . . . . . . . . -6-
"Deferred Percentage (Retail Net)" . . . . . . . . . . . . . . . . . . . -6-
"Discount Factor". . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
"Estimated Fixed Rate" . . . . . . . . . . . . . . . . . . . . . . . . . -6-
"Estimated Fixed Rate Purchase Proceeds" . . . . . . . . . . . . . . . . -6-
"Estimated Retail Amount Due". . . . . . . . . . . . . . . . . . . . . . -6-
"Estimated Weighted Average Life". . . . . . . . . . . . . . . . . . . . -6-
"Exact Retail Amount Due". . . . . . . . . . . . . . . . . . . . . . . . -6-
"Fixed Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
"Fixed Rate Determination Date". . . . . . . . . . . . . . . . . . . . . -6-
"Governmental Authority" . . . . . . . . . . . . . . . . . . . . . . . . -7-
"1993 Carried-Over Amount" . . . . . . . . . . . . . . . . . . . . . . . -7-
"1993 Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"1993 RPA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"Level V". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"Offered Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"Ownership Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"Ownership Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"Period Losses". . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
"Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Primary Retail Deferred Payment". . . . . . . . . . . . . . . . . . . . -8-
"Prime Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Purchase Percentage". . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Replacement Effective Date" . . . . . . . . . . . . . . . . . . . . . . -8-
"Required Banks" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Required Retail Deferred Payment Level" . . . . . . . . . . . . . . . . -8-
"Responsible Officer". . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Retail Amount Outstanding". . . . . . . . . . . . . . . . . . . . . . . -8-
"Retail Deferred Payment". . . . . . . . . . . . . . . . . . . . . . . . -8-
"Retail Deferred Payment Excess" . . . . . . . . . . . . . . . . . . . . -8-
"Retail Obligations" . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Retail Paid Percentage" . . . . . . . . . . . . . . . . . . . . . . . . -8-
"Retail Purchase". . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Revolving Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . -9-
"Service Default". . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Settlement Date". . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Settlement Period". . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Short-Term Facility Fee Percentage" . . . . . . . . . . . . . . . . . . -9-
"Short-Term RPA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Short-Term Wholesale Aggregate Invested Amount" . . . . . . . . . . . . -9-
"Software" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Sold Retail Obligations". . . . . . . . . . . . . . . . . . . . . . . . -9-
"Total Portfolio". . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Weighted Average Life". . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Net Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
"Selling Discount" . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
"Wholesale Contracts". . . . . . . . . . . . . . . . . . . . . . . . . .-10-
"Wholesale PSA". . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
1.2  Other Definitional Provisions.  . . . . . . . . . . . . . . . . . .-10-
     (a)  Certain References . . . . . . . . . . . . . . . . . . . . . .-10-
     (b)  Currency . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     (c)  Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . .-10-

                               ARTICLE II
                     AGREEMENT TO PURCHASE AND SELL

2.1  Agreement to Purchase and Sell.   . . . . . . . . . . . . . . . . .-10-
     (a) Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     (b) Selection and Legal Characterization. . . . . . . . . . . . . .-10-
2.2  Replacement . . . . . . . . . . . . . . . . . . . . . . . . . . . .-11-
2.3  Purchase and Sale Procedure.  . . . . . . . . . . . . . . . . . . .-11-
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . . .-11-
     (b)  Notice and Other Requirements for Retail Purchases . . . . . .-11-
     (c)  Estimated Amounts.   . . . . . . . . . . . . . . . . . . . . .-12-
     (d)  Minimum Retail Paid Percentage.. . . . . . . . . . . . . . . .-12-
     (e)  Exact Retail Amount Due. . . . . . . . . . . . . . . . . . . .-12-
2.4  Payment of Purchase Price.  . . . . . . . . . . . . . . . . . . . .-12-
     (a)  Computation and Payment. . . . . . . . . . . . . . . . . . . .-12-
     (b)  Adjustments to Purchase Price.   . . . . . . . . . . . . . . .-14-
2.5  Maximum Amount of Purchases.  . . . . . . . . . . . . . . . . . . .-14-
     (a)  Maximum. . . . . . . . . . . . . . . . . . . . . . . . . . . .-14-
     (b)  Reassignment of Excess Retail Obligations. . . . . . . . . . .-14-
2.6  Interest on Overdue Payments.   . . . . . . . . . . . . . . . . . .-15-
2.7  Discount and Interest Calculations.   . . . . . . . . . . . . . . .-15-

                              ARTICLE III
      SELLER'S SERVICING OBLIGATIONS: COLLECTIONS; MAINTENANCE OF
                                RECORDS

3.1  Collections and Applications. . . . . . . . . . . . . . . . . . . .-15-
     (a)  Identification of Collections.   . . . . . . . . . . . . . . .-15-
     (b)  Deposit of Collections.  . . . . . . . . . . . . . . . . . . .-15-
     (c)  Daily Remittance Notices.  . . . . . . . . . . . . . . . . . .-16-
     (d)  Treatment of Funds.. . . . . . . . . . . . . . . . . . . . . .-16-
     (e)  Application Account. . . . . . . . . . . . . . . . . . . . . .-16-
     (f)  Cancellation of Daily Remittance Notice. . . . . . . . . . . .-17-
3.2  Collections by Seller.  . . . . . . . . . . . . . . . . . . . . . .-17-
     (a)  Seller's Servicing Duties.   . . . . . . . . . . . . . . . . .-17-
     (b)  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .-18-
     (c)  Power of Attorney. . . . . . . . . . . . . . . . . . . . . . .-19-
     (d)  Service Default. . . . . . . . . . . . . . . . . . . . . . . .-19-
     (e)  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . .-20-
     (f)  Termination of Servicing by Seller.. . . . . . . . . . . . . .-20-
     (g)  Reinstatement of Servicing by Seller . . . . . . . . . . . . .-21-
3.3  Maintenance of Records.   . . . . . . . . . . . . . . . . . . . . .-22-
     (a)  Access, etc. . . . . . . . . . . . . . . . . . . . . . . . . .-22-
     (b)  Delivery of Records and Contracts. . . . . . . . . . . . . . .-22-
     (c)  Marking of Records.  . . . . . . . . . . . . . . . . . . . . .-22-
     (d)  Segregation of Records.. . . . . . . . . . . . . . . . . . . .-22-
3.4  Rebates, Adjustments, Returns and Reductions. . . . . . . . . . . .-22-

                              ARTICLE IV
                        ADJUSTMENTS; SETTLEMENTS

4.1  Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . . . . .-23-
     (a)  Date of Adjustments. . . . . . . . . . . . . . . . . . . . . .-23-
     (b)  Anticipated Collections.   . . . . . . . . . . . . . . . . . .-23-
     (c)  Fast Pay/Slow Pay Adjustments. . . . . . . . . . . . . . . . .-24-
     (d)  Applicable Adjustment Percentage.  . . . . . . . . . . . . . .-24-
     (e)  Discount Factor.   . . . . . . . . . . . . . . . . . . . . . .-25-
4.2  Settlement Statements; Charging Defaulted Obligations . . . . . . .-25-
     (a)  Settlement Statement.    . . . . . . . . . . . . . . . . . . .-25-
     (b)  Defaulted Obligations. . . . . . . . . . . . . . . . . . . . .-26-
     (c)  Adjustments to Deferred Payment.   . . . . . . . . . . . . . .-27-
     (d)  Required Retail Deferred Payment Level.. . . . . . . . . . . .-28-
     (e)  Payments to Seller After Default.. . . . . . . . . . . . . . .-28-
     (f)  Adjustments in Payments to Banks.. . . . . . . . . . . . . . .-28-
     (g)  Termination of Agreement.  . . . . . . . . . . . . . . . . . .-29-

                               ARTICLE V
               COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1  Covenants, Representations and Warranties by the Seller.. . . . . .-29-
5.2  Repurchase of Retail Obligations.   . . . . . . . . . . . . . . . .-32-
5.3  Invalidity, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .-32-

                              ARTICLE VI
                 CONDITIONS TO EFFECTIVENESS/PURCHASES

6.1  Effective Date.   . . . . . . . . . . . . . . . . . . . . . . . . .-32-
6.2  Conditions to Each Purchase.. . . . . . . . . . . . . . . . . . . .-32-

                              ARTICLE VII
                        THE AGENT AND THE BANKS

7.1  For Benefit of Banks Only.. . . . . . . . . . . . . . . . . . . . .-34-
7.2  Status of Agent.. . . . . . . . . . . . . . . . . . . . . . . . . .-34-
7.3  Purchase and Sale.. . . . . . . . . . . . . . . . . . . . . . . . .-34-
     (a)  Agreements to Purchase and Sell.   . . . . . . . . . . . . . .-34-
     (b)  Ownership Percentages.   . . . . . . . . . . . . . . . . . . .-34-
     (c)  Purchase Price; Adjustments on Account of
          Exact Amounts Due. . . . . . . . . . . . . . . . . . . . . . .-35-
          (i)   Computation. . . . . . . . . . . . . . . . . . . . . . .-35-
          (ii)  Effect of Purchase.  . . . . . . . . . . . . . . . . . .-35-
          (iii) Remittances - Estimated Amounts.   . . . . . . . . . . .-35-
          (iv)  Remittances - Exact Amounts. . . . . . . . . . . . . . .-36-
     (d)  Confirmation of Ownership Interests. . . . . . . . . . . . . .-36-
7.4  Maximum Amounts of Purchases.   . . . . . . . . . . . . . . . . . .-37-
7.5  Sharing of Earned Discounts . . . . . . . . . . . . . . . . . . . .-37-
7.6  Distributions to Banks of Payments Received by Agent. . . . . . . .-37-
7.7  Further Payments on Account of Deferred Payment Excesses and
     Timing Adjustments.   . . . . . . . . . . . . . . . . . . . . . . .-38-
7.8  Mechanics of Payments . . . . . . . . . . . . . . . . . . . . . . .-38-
     (a)  Payments by Banks.   . . . . . . . . . . . . . . . . . . . . .-38-
     (b)  Payments by the Agent.   . . . . . . . . . . . . . . . . . . .-38-
7.9  Actions by Agent. . . . . . . . . . . . . . . . . . . . . . . . . .-38-
     (a)  Exercise of Rights.  . . . . . . . . . . . . . . . . . . . . .-38-
     (b)  Complete Servicing Transfer.   . . . . . . . . . . . . . . . .-39-
     (c)  Recovery From Seller or CFC.   . . . . . . . . . . . . . . . .-39-

7.10 Non-Performance by Bank.  . . . . . . . . . . . . . . . . . . . . .-39-
     (a)  Consequences of Default. . . . . . . . . . . . . . . . . . . .-39-
     (b)  Purchase of Defaulting Bank's Interest.. . . . . . . . . . . .-40-
     (c)  Liability of Banks to Agent. . . . . . . . . . . . . . . . . .-40-
7.11 Information.. . . . . . . . . . . . . . . . . . . . . . . . . . . .-40-

                             ARTICLE VIII
                             MISCELLANEOUS

8.1  Short-Term RPA.   . . . . . . . . . . . . . . . . . . . . . . . . .-41-
8.2  Further Assurances.   . . . . . . . . . . . . . . . . . . . . . . .-41-
8.3  Payments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
8.4  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
8.5  No Waiver; Cumulative Remedies.   . . . . . . . . . . . . . . . . .-41-
8.6  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
8.7  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
8.8  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
8.9  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .-42-

EXHIBIT A      SHORT-TERM RETAIL SPA:
               CERTIFICATE OF RETAIL AMOUNT OUTSTANDING. . . . . . . . .-48-

EXHIBIT B      SHORT-TERM RETAIL SPA:  ASSIGNMENT. . . . . . . . . . . .-49-

EXHIBIT C      SHORT-TERM RETAIL SETTLEMENT STATEMENT. . . . . . . . . .-50-

EXHIBIT D      FORM OF OPINION OF COUNSEL FOR
               THE SELLER REQUIRED FOR EACH PURCHASE . . . . . . . . . .-53-

EXHIBIT E      NOTICE UNDER S. 7.3(c)(ii)(A) OF SHORT-TERM
               RETAIL PURCHASE AND SERVICING AGREEMENT . . . . . . . . .-59-

EXHIBIT F-1    NOTICE UNDER S. 7.3(c)(iii)(B) OF
               SHORT-TERM RETAIL PURCHASE AND SERVICING AGREEMENT. . . .-60-

EXHIBIT F-2    NOTICE UNDER S. 7.3(c)(iii)(B) OF SHORT-TERM
               RETAIL PURCHASE AND SERVICING AGREEMENT . . . . . . . . .-61-

EXHIBIT G      NOTICE UNDER S. 7.3(c)(iii)(C) OF SHORT-TERM
               RETAIL PURCHASE AND SERVICING AGREEMENT . . . . . . . . .-62-

    THIS SHORT-TERM RETAIL PURCHASE AND SERVICING AGREEMENT is dated as of May 23, 1994, among ROYAL BANK OF CANADA, a Canadian chartered bank having offices at 200 Bay Street, South Tower, Royal Bank Plaza, Toronto, Ontario M5J 2J5 ("Royal"), CHRYSLER CREDIT CANADA LTD. ("CCCL"), a Canadian corporation having its principal office at 2233 Argentia Road, Mississauga, Ontario L5N 2X7, in its capacity as seller of the Retail Obligations hereunder (in such capacity, "Seller"), and such Chartered Banks (including Royal) as are listed on the signature pages hereto and may become parties to this Agreement from time to time (collectively, the "Banks"), and ROYAL as agent for and on behalf of the Banks (in such capacity, the "Agent").


RECITALS

A. WHEREAS the Seller in the regular course of its business acquires receivables arising from retail sales within Canada of new and used passenger automobiles and light-duty trucks by independent and affiliated dealers (located in Canada) in such vehicles, which receivables are evidenced by retail instalment sale contracts between the Seller and the retail purchasers providing for (i) payment by the retail purchasers of amounts in instalments over a period of time and (ii) the retention of title to or the reservation by or grant to the Seller of a lien on or a security interest in the vehicles sold thereunder as security for such payments (such contracts being herein called "Contracts"); and

B. WHEREAS the Seller desires to sell to the Banks from time to time all of the Seller's right, title and interest in, to and under Contracts with not more than 60 months remaining from the Date of Sale (as defined herein) for such Contracts to the maturity thereof and with an original term of not more than 73 months including, without limitation, all of the Seller's right, title and interest in and to all indebtedness and liability for all monies due and to become due to the Seller thereunder or in respect thereof and all rights, claims and benefits of the Seller provided for therein or otherwise related thereto (such Contracts and all indebtedness and liability for all monies due and to become due to the Seller thereunder or in respect thereof and all rights, claims and benefits of the Seller provided for therein or otherwise related thereto, being herein collectively called the "Retail Obligations"); and the several Banks are agreeable to purchasing pro rata undivided interests in such Retail Obligations on the terms and conditions contained herein;

C. WHEREAS CCCL, CFC and Royal are parties to a Retail Purchase and Servicing Agreement dated as of January 27, 1993 (the "1993 RPA") pursuant to which Royal agreed to purchase, and CCCL agreed to sell, retail accounts receivable (the "1993 Obligations");

D. WHEREAS the parties hereto have entered into a Short-Term Receivables Purchase Agreement dated as of May 23, 1994 (the "Short-Term RPA") which, along with the Related Documents (as defined in the Short-Term RPA) will in part replace the Standby Receivables Purchase Agreement dated January 27, 1993;

E. WHEREAS the parties hereto wish to set out herein the terms and conditions that shall govern the purchase and sale of Retail Obligations effective the Replacement Effective Date; and

F. WHEREAS Royal has agreed to act as administrative agent for the Banks in effecting the purchase of the Retail Obligations on their behalf and in administering collections and disbursements in respect of such Retail Obligations;

NOW THEREFORE in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS

1.1 Certain Defined Terms. As used in this Short-Term Retail Purchase and Servicing Agreement, the following capitalized terms shall have the following meanings, unless the context shall otherwise require:

      "Agent" shall mean Royal acting in its capacity as agent hereunder and pursuant to Article VIII of the Short-Term RPA for and on behalf of the Banks.

      "Aggregate Amount Outstanding" shall mean, at the date of any determination thereof (after giving effect to the adjustments provided for in section 4.2), the excess, if any, of (i) the sum of the applicable Retail Paid Percentages of (A) the Exact Retail Amounts Due upon all Retail Obligations purchased hereunder with respect to which the Exact Retail Amount Due shall then have been determined and (B) the Estimated Retail Amounts Due upon all Retail Obligations purchased hereunder with respect to which the Exact Retail Amount Due shall not then have been determined over
(ii) the excess, if any, of (A) the aggregate amount of all collections on all Retail Obligations purchased hereunder theretofore remitted by the Seller to the Agent pursuant to this Agreement or otherwise received by the Agent over (B) the sum of (I) the aggregate amount theretofore applied pursuant to clauses (ii), (iii), (iv), (v) and (vi) of subsection 4.2(c) out of the Retail Deferred Payments applicable to the Retail Obligations purchased hereunder and (II) the aggregate amount of the discounts deducted by the Agent in computing the purchase price of all Retail Obligations theretofore purchased hereunder which shall then have been earned by the Banks.

      "Agreement" shall mean this Short-Term Retail Purchase and Servicing Agreement as the same may from time to time be amended, supplemented or otherwise modified.

      "Anticipated Collection Schedule" shall have the meaning assigned in subsection 4.1(b).

      "Applicable Adjustment Percentage" shall have the meaning assigned in subsection 4.1(d).

      "Applicable Anticipated Collection Schedule" shall mean, with respect to the Retail Obligations sold or to be sold to the Banks hereunder on any related Closing Dates, the Anticipated Collection Schedules applicable to such Retail Obligations.

      "Applicable Yield" shall have the meaning assigned in subsection
2.4(b).

      "Application Account" shall mean the account held and maintained by, and in the name and sole control of, the Agent at its main branch, South Tower, Royal Bank Plaza, Toronto, Ontario and entitled the "Royal Bank of Canada Special Application Account".

      "Assignment" shall mean each instrument of assignment substantially in the form of Exhibit B delivered pursuant to subsection 2.3(b)(iii)(B).

      "Available Commitment" shall have the meaning assigned in the Short-Term RPA.

      "Bank" means any of the Chartered Banks listed on the signature pages hereto, including Royal, and such other Chartered Banks as may become parties to this Agreement from time to time.

      "Bank's BA/CDOR Spread" in respect of a Retail Purchase shall mean the excess, if any, notified by a Bank to the Agent of (i) the Bank's BA Rate for one month Canadian dollar bankers' acceptances over (ii) the CDOR Rate, in each case determined as of 10:00 a.m. Toronto time on the Fixed Rate Determination Date; provided, however, that for purposes of the foregoing definition the Bank's BA Rate shall be determined exclusive of the reserve costs incorporated in clause (ii) of the definition of Bank's BA Rate.

      "Bank's BA Rate" based on discount bankers' acceptances shall mean the rate per annum from time to time notified by a Bank to the Agent and the Seller as being the sum of (i) the rate per annum then in effect for determining discounts on such Canadian dollar bankers' acceptances accepted by the Bank in Canada and held for its own account (such rates to be exclusive of any reserve costs) plus, if applicable, (ii) a percentage, expressed as a decimal, established by the Bank at such time, such percentage not to exceed the percentage which represents the effective cost to the Bank of the aggregate of all primary, secondary and other reserve requirements which are applicable to Canadian dollar deposits accepted by such Bank in Canada for a term approximating the maturity period for such bankers' acceptances and which are in effect at such time.

      "Bank's Reserve Adjustment" in respect of a Retail Purchase shall mean the percentage, expressed as a decimal, established by a Bank as of 10:00 a.m. Toronto time on the Fixed Rate Determination Date and notified by such Bank to the Agent and the Seller, such percentage not to exceed the percentage which represents the effective cost to the Bank of the aggregate of all primary, secondary and other reserve requirements which are applicable to Canadian dollar deposits accepted by such Bank in Canada for a term approximating the Estimated Weighted Average Life of the Retail Obligations to be purchased by the Banks and which are in effect at such time.

      "Blended BA/CDOR Spread" in respect of a Retail Purchase shall mean the spread determined as the sum of the products obtained by multiplying each Bank's BA/CDOR Spread by such Bank's Purchase Percentage.

      "Blended BA Rate" shall mean the rate per annum equal to the sum of the products obtained by multiplying each Bank's BA Rate by such Bank's Purchase Percentage.

      "Blended Reserve Adjustment" in respect of a Retail Purchase shall mean the percentage, expressed as a decimal, determined as the sum of the products obtained by multiplying each Bank's Reserve Adjustment by such Bank's Purchase Percentage.

      "Bond Bid Yield" applicable to a Retail Purchase shall mean a bid rate determined by the Agent as of 10:00 a.m. Toronto time on the Fixed Rate Determination Date for Government of Canada bonds or notes in the approximate amount of the Estimated Fixed Rate Purchase Proceeds with approximately the same maturity as the Estimated Weighted Average Life of the Retail Obligations to be purchased by the Banks with interest payments being made semi-annually.

      "Branch Account" shall have the meaning assigned in subsection 3.1(b).

      "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday in Toronto, Ontario or New York, New York.

      "Calculation Period" shall mean (i) the period from and including Closing Date (unless such Closing Date is a Settlement Date, in which case the provisions of clause (ii) of this definition shall apply) to but not including the Settlement Date next following such Closing Date and (ii) the period from and including a Settlement Date (including any Settlement Date which is also a Closing Date) to but not including the next succeeding Settlement Date.

      "Cash Equivalents" shall mean (i) debt securities issued or directly and fully guaranteed or insured by the Government of Canada or any Province thereof or any agency or instrumentality thereof having maturities prior to the immediately succeeding Settlement Date, (ii) instruments of deposit, having maturities prior to the immediately succeeding Settlement Date, of or guaranteed by the Agent or any Bank, (iii) bankers' acceptances accepted by the Agent or any Bank, or (iv) debt securities issued by any corporation which are rated at least R-1 (low) by Dominion Bond Rating Service Inc. or Al (low) by CBRS Inc., in each case maturing prior to the immediately succeeding Settlement Date.

      "CDOR Rate" means, on any day, the annual rate of interest which is the rate based on an average 30 day rate applicable to Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day; provided, however, if such rates do not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian Dollar bankers' acceptances quoted by four major Canadian Schedule I chartered banks as of 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. Initially, the four major Canadian Schedule I chartered banks will be Bank of Montreal, The Bank of Nova Scotia, Royal and Canadian Imperial Bank of Commerce. If less than four of the institutions described in the immediately preceding sentence quote the aforementioned rate on the days and at the times described above, the "CDOR Rate" shall be such other rate or rates as the parties may agree.

      "CFC" shall mean Chrysler Financial Corporation, a Michigan corporation.

      "Chartered Bank" means a bank named on Schedule I or Schedule II to the Bank Act (Canada).

      "Chrysler Canada" shall mean Chrysler Canada Ltd., a Canadian corporation.

      "Closing Date" shall have the meaning assigned in section 2.3(a).

      "Commitment" and "Commitment Amount" shall have the meanings assigned in the Short-Term RPA.

      "Commitment Period" shall have the meaning assigned in the Short-Term
RPA.

      "Complete Servicing Transfer" shall have the meaning assigned in subsection 3.2(f).

      "Contracts" shall have the meaning assigned in the first recital.

      "Daily Remittance Notice" shall mean a written notification delivered by the Agent to the Seller in accordance with subsection 3.1(c), requesting a remittance to the Application Account in accordance with subsection
3.1(c) of collections received by the Seller on account of the Sold Retail Obligations.

      "Date of Sale" shall have the meaning assigned in section 2.3(a).

      "Defaulted Retail Obligations" shall have the meaning assigned in subsection 4.2(a)(ii).

      "Deferred Percentage (Retail Gross)" shall mean, in respect of Retail Obligations purchased hereunder, 8%; and "Deferred Percentage (Retail Net)" shall mean, in respect of Retail Obligations purchased hereunder, 10%; provided that, if on any Settlement Date the Period Losses for the three Settlement Periods immediately preceding such Settlement Date shall exceed, on an annualized basis, 3% of the average unpaid balance of the Total Portfolio for such Settlement Periods, the Deferred Percentage otherwise applicable pursuant to each of the two foregoing definitions shall be increased for each Closing Date occurring during the Calculation Period following such Settlement Date by an amount equal to such excess (rounded up to the next one-half of one percent).

      "Discount Factor" shall have the meaning assigned in subsection
4.1(e).

      "Estimated Fixed Rate" shall mean the Agent's estimate of the Fixed Rate determined by the Agent after consultation with the Seller and provided to the Seller upon request from time to time.

      "Estimated Fixed Rate Purchase Proceeds" shall mean the amount notified by the Seller to the Agent as being the Seller's estimate of the net proceeds to be paid by the Agent to the Seller in respect of a Retail Purchase based on the Estimated Fixed Rate provided by the Agent to the Seller.

      "Estimated Retail Amount Due" shall have the meaning assigned in section 2.3(c)(i).

      "Estimated Weighted Average Life" of Retail Obligations to be purchased by the Banks shall mean the Seller's estimate of the Weighted Average Life of such Retail Obligations notified by the Seller to the Agent, such estimate to be calculated based on the applicable Estimated Fixed Rate provided by the Agent to the Seller.

      "Exact Retail Amount Due" shall have the meaning assigned in section
2.3(e).

      "Fixed Rate" in respect of a Retail Purchase shall mean an annual rate which is the sum of (i) the Bond Bid Yield; plus (ii) the applicable
Offered Spread (each of (i) and (ii) converted to a rate based on monthly rather than semi-annual interest payments); plus (iii) the positive difference between 0.625% and the Short-Term Facility Fee Percentage (which difference is 0.4750%); plus (iv) the Blended BA/CDOR Spread; plus (v) the Blended Reserve Adjustment.

      "Fixed Rate Determination Date" in respect of a Retail Purchase shall mean the third Business Day prior to the related Closing Date.

      "Governmental Authority" shall mean any nation or government, any province or other political subdivision thereof and any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

      "1993 Carried-Over Amount" shall mean at the date of determination, the Retail Aggregate Invested Amount as defined in the 1993 RPA.

      "1993 Commitments" shall have the meaning assigned in the Short-Term
RPA.

      "1993 RPA" shall have the meaning assigned in the third recital hereof.

      "Level V" shall have the meaning assigned in the Revolving Credit
Agreement.

      "Offered Spread" applicable to a Bond Bid Yield is the spread determined by the Agent as of 10:00 a.m. Toronto time on the Fixed Rate Determination Date to be the spread above the Bond Bid Yield normally offered by Royal for a swap of a similar maturity and amount which converts the Bond Bid Yield to Royal's 30 day Canadian dollar banker's acceptance rate.

      "Ownership Interest" of a Bank on any Settlement Date shall mean the excess, if any, of (i) the aggregate purchase price paid by such Bank to the Agent pursuant to subsection 2.4(a) (as adjusted pursuant to subsections 7.3(c) and (d)); and including any purchase price paid on such Settlement Date, if any) for the undivided ownership interest purchased by such Bank in the Sold Retail Obligations over (ii) the difference between
(A) the aggregate amount of all collections, if any, received by such Bank (excluding collections which are deemed to occur by reason of a charge to the Retail Deferred Payment but including collections received on such Settlement Date on account of the Settlement Periods next preceding such Settlement Date) and (B) the sum of (x) such Bank's Purchase Percentage of the aggregate amount of payments, if any, made to the Seller pursuant to subsection 4.2(c) (including any such payment made on such Settlement Date) and (y) such Bank's Purchase Percentage of the aggregate amount of the discounts deducted by the Agent in computing the purchase price of all Sold Retail Obligations which shall then have been earned by such Bank.


      "Ownership Percentage" of a Bank shall mean a fraction the numerator of which is such Bank's Ownership Interest and the denominator of which is the sum of the Ownership Interests of all Banks.

      "Period Losses" means all sums chargeable during the applicable period to bad debts (or similar accounts) under CCCL's normal accounting practices in respect of the Total Portfolio during such period, net of recoveries during such period of sums previously charged to bad debts (or similar accounts) in respect of the Total Portfolio.

      "Person" means an individual, corporation, partnership, trust, joint venture, unincorporated organization, body corporate, personal representative, cooperative, association or Governmental Authority.

      "Primary Retail Deferred Payment" shall have the meaning assigned in subsection 4.2(b).

      "Prime Rate" means on any day the greater of (i) the annual rate of interest announced from time to time by the Agent as its reference rate then in effect for determining interest rates on Canadian dollar denominated commercial loans in Canada and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate and (B) 1% per annum.

      "Purchase Percentage" of a Bank shall have the meaning assigned in the Short-Term RPA.

      "Purchase Price" shall have the meaning assigned in section 2.4(a).

      "Replacement Effective Date" shall have the meaning assigned in the Short-Term RPA.

      "Required Banks" as of any particular time shall have the meaning assigned in the Short-Term RPA.

      "Required Retail Deferred Payment Level" shall have the meaning assigned in subsection 4.2(d).

      "Responsible Officer" shall have the meaning assigned in the Short-
Term RPA.

      "Retail Amount Outstanding" shall have the meaning assigned in subsection 2.5(a).

      "Retail Deferred Payment" shall have the meaning assigned in subsection 2.4(a)(i).

      "Retail Deferred Payment Excess" shall have the meaning assigned in subsection 4.2(c).

      "Retail Obligations" shall have the meaning assigned in the second recital.

      "Retail Paid Percentage" shall mean such percentage which when applied to the Estimated Retail Amount Due upon the Retail Obligations purchased by the Banks on any Closing Date hereunder and assuming collections on such Retail Obligations as anticipated in accordance with the Applicable Anticipated Collection Schedule relating to such Retail Obligations delivered to the Agent pursuant to subsection 4.1(b) and the application of such collections in accordance with the assumptions made in preparing such Applicable Anticipated Collection Schedule, will cause the aggregate annual rate of return to the Banks on the amount paid on such Closing Date by the Agent to the Seller for such Retail Obligations (without including in such amount paid the amount of the Retail Deferred Payment applicable to such Retail Obligations retained by the Banks) to be equal to the Fixed Rate applicable to the purchase of Retail Obligations hereunder.

      "Retail Purchase" shall mean a purchase of Retail Obligations hereunder made pursuant to Article II.

      "Revolving Credit Agreement" shall have the meaning assigned in the Short-Term RPA.

      "Service Default" shall have the meaning assigned in subsection
3.2(d).

      "Settlement Date" shall mean the third Tuesday in each calendar month (or if the third Tuesday in any calendar month is not a Business Day then the next day in such calendar month which is a Business Day).

      "Settlement Period" shall mean, with respect to any Settlement Date, the calendar month next preceding such Settlement Date.

      "Short-Term Facility Fee Percentage" shall have the meaning assigned in the Short-Term RPA (being 0.15%).

      "Short-Term RPA" shall have the meaning assigned in the fourth recital.

      "Short-Term Wholesale Aggregate Invested Amount" shall have the meaning assigned in the Short-Term RPA.

      "Software" shall have the meaning assigned in subsection 3.2(f)(v).

      "Sold Retail Obligations" shall mean the Retail Obligations purchased by the Banks hereunder through the Agent.

      "Total Portfolio" means all Contracts and all Wholesale Contracts, whether sold or unsold, owned by CCCL or any Seller at any time during the period immediately preceding the date of determination of Period Losses.

      "Weighted Average Life" of Retail Obligations to be purchased by the several Banks through the Agent hereunder shall mean the anticipated weighted average life remaining on the Sold Retail Obligations as of the Date of Sale calculated as follows based on the Applicable Anticipated Collection Schedule: the Selling Discount divided by the Net Proceeds divided by the Fixed Rate expressed as a decimal where "Net Proceeds" means the Retail Paid Percentage of the Estimated Retail Amount Due and the "Selling Discount" means the difference between the Estimated Retail Amount Due and the sum of the Net Proceeds and the Retail Deferred Payment.

      "Wholesale Contracts" shall have the meaning assigned in the Short-
Term RPA.

      "Wholesale PSA" shall have the meaning assigned in the Short-Term RPA.


1.2      Other Definitional Provisions.

         (a) Certain References. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (b) Currency. All amounts and values expressed in this Agreement are expressed in Canadian currency.

         (c) Headings. The headings used in this Agreement and the Index are for convenience of reference only and shall not affect the interpretation of this Agreement.


                                   ARTICLE II
                         AGREEMENT TO PURCHASE AND SELL

2.1      Agreement to Purchase and Sell.

    (a) Sale. Subject to the terms and conditions of this Agreement and the Short-Term RPA, the Seller may at its option, sell to the several Banks, and each Bank severally agrees to purchase as tenant in common, from the Seller, with the Agent acting as intermediary in accordance with this Agreement and the Short-Term RPA, from time to time on each Closing Date during the Commitment Period undivided interests in all the right, title and interest of the Seller in, to and under all Retail Obligations to be described in schedules to be delivered to the Agent at least three Business Days prior to each related Closing Date hereunder for a purchase price equal to the product of such Bank's Purchase Percentage and the Purchase Price of the Retail Obligations being sold on the related Closing Date.

    (b) Selection and Legal Characterization. Those Retail Obligations to be sold to the Banks hereunder on any Closing Date shall be selected from the total portfolio of Retail Obligations then owned by the Seller on a random basis agreed upon between the Seller and the Agent, on behalf of the Banks. Any sale of Retail Obligations pursuant to this Agreement shall not constitute a mortgage, pledge, lien, security interest, conditional sale, title retention agreement or other similar encumbrance in respect of any such Retail Obligations.

2.2 Replacement. Upon the Replacement Effective Date, subject as hereinafter provided, the 1993 Commitments shall be terminated. Any 1993 Carried-Over Amount outstanding shall remain outstanding under and pursuant to the 1993 RPA provided that such 1993 Carried-Over Amount shall be credited as to 30% thereof to reduce the several Banks' obligations to make Retail Purchases hereunder and under the Short-Term RPA and provided further that any amount payable hereunder or thereunder as of the Replacement Effective Date to NBD Bank, Canada, or to Hongkong Bank of Canada shall continue to be so payable as if the 1993 RPA were still in full force and effect.

2.3      Purchase and Sale Procedure.

    (a) General. Subject to the Short-Term RPA and the terms and conditions provided in this subsection 2.3 and in Article VII, sales of Retail Obligations hereunder may take place on any Business Day during the Commitment Period (each date upon which a sale of Retail Obligations may occur hereunder being herein called a "Closing Date" applicable to such sale). Each such sale shall be as of the close of business on the last day of the calendar month immediately preceding the related Closing Date (each such date being herein called a "Date of Sale" applicable to such Sold Retail Obligations) and shall take place at the office of the Agent or at such other place as may be agreed upon.

    (b) Notice and Other Requirements for Retail Purchases. In respect of any sale of Retail Obligations proposed to be made by the Seller hereunder:


           (i) the Seller shall comply with all applicable conditions precedent for Purchases contained in Section 4.4 of the Short-Term RPA and for Retail Purchases contained in
                   Article VI of this Agreement;

          (ii) the Seller shall give the Agent five Business Days' prior written notice of the Seller's intention to sell Retail Obligations hereunder; and

         (iii) on each Closing Date hereunder the Seller shall deliver to the Agent (A) a certificate in the form of Exhibit A attached hereto, duly executed by a Responsible Officer of the Seller, dated such Closing Date, setting forth the Retail Amount Outstanding before giving effect to the purchase and sale to be effected on such Closing Date and (B) an Assignment, dated such Closing Date, assigning and transferring to the Banks in proportion to their respective Purchase Percentages, as of the close of business on the related Date of Sale with respect to each sale of any Retail Obligations hereunder, all right, title and interest of the Seller in and to the Retail Obligations described in the schedule delivered to the Agent prior to such Closing Date pursuant to subsection 2.1(a), a copy of which schedule shall also be attached to such Assignment.

         (c) Estimated Amounts. Not less than five Business Days prior to each Closing Date hereunder, the Seller shall deliver to the Agent with respect to the Retail Obligations to be sold on such Closing Date:

              (i) the Seller's estimate in writing of the amount due and to become due upon all of the Retail Obligations to be sold to the Banks on such Closing Date (such amount and each such estimated amount applicable to the Retail Obligations purchased on any Closing Date being herein called the "Estimated Retail Amount Due" upon such Retail Obligations),

             (ii) the Applicable Anticipated Collection Schedule relating to such Retail Obligations, and,

            (iii) no later than the applicable Fixed Rate Determination Date, a statement of the Retail Paid Percentage of the Estimated Retail Amount Due upon such Retail
                   Obligations.

         (d) Minimum Retail Paid Percentage. The Banks shall have no obligation to purchase any Retail Obligations on any Closing Date hereunder unless the Retail Paid Percentage of the Estimated Retail Amount Due upon the Retail Obligations proposed to be sold to it on such Closing Date exceeds $5,000,000.

         (e) Exact Retail Amount Due. As soon as practicable, but in any event not later than the last Business Day of the calendar month in which such Closing Date shall have occurred, the Seller will furnish to the Agent a written statement of the exact amount due and to become due as of the close of business on the related Date of Sale upon the Retail Obligations sold to the Banks as of such Date of Sale (such amount being herein called the "Exact Retail Amount Due" upon such Retail Obligations). If the Seller does not furnish to the Agent a written statement of the Exact Retail Amount Due in respect of Retail Obligations purchased on a Closing Date by the end of the calendar month in which such Closing Date occurs, then for the purposes of this Agreement, the Seller shall be deemed to have furnished to the Agent a written statement of the Exact Retail Amount Due identical to the related statement of the Estimated Retail Amount Due in respect of the Retail Obligations purchased on such Closing Date.

2.4      Payment of Purchase Price.

         (a) Computation and Payment. The aggregate purchase price ("Purchase Price") for the Retail Obligations to be purchased by and sold to the Banks on each Closing Date hereunder shall equal the aggregate of the net amounts payable by the Banks, or by the Agent on behalf of the Banks, as applicable, to the Seller in respect of a purchase of Retail Obligations hereunder after effect has been given to the following provisions:

              (i) On each Closing Date each Bank shall deduct from its Purchase Percentage of the Estimated Retail Amount Due upon such Retail Obligations and retain its Purchase Percentage of an amount (such amount, as the same may be increased or reduced as provided for herein, being herein called the "Retail Deferred Payment" applicable to such Retail Obligations) equal to the lesser of (x) the Deferred Percentage (Retail Gross) of the Estimated Retail Amount Due upon such Retail Obligations and (y) the Deferred Percentage (Retail Net) of the Retail Paid Percentage of the Estimated Retail Amount Due upon such Retail Obligations; and, subject to receipt from each Bank of its Purchase Percentage thereof, the Agent shall pay the Seller an amount equal to the Retail Paid Percentage of the Estimated Retail Amount Due upon such Retail Obligations. The Retail Deferred Payment applicable to the Sold Retail Obligations purchased on any related Closing Date will be applied as hereinafter provided.

            (ii) Upon receipt by the Agent of the statement showing the Exact Retail Amount Due upon such Retail Obligations:

                   (A) if the Exact Retail Amount Due upon such Retail Obligations exceeds the Estimated Retail Amount Due upon such Retail Obligations, each Bank shall, subject to the provisions of subsection 2.5, deduct from its Purchase Percentage of such excess and add to the Retail Deferred Payment applicable to such Retail Obligations its Purchase Percentage of an amount so that the Retail Deferred Payment equals the lesser of (x) the Deferred Percentage (Retail Gross) of the Exact Retail Amount Due upon such Retail Obligations and (y) the Deferred Percentage (Retail Net) of the Retail Paid Percentage of the Exact Retail Amount Due upon such Retail Obligations, subject to receipt from each Bank of its Purchase Percentage thereof, and the Agent shall promptly pay the Seller an additional amount equal to the Retail Paid Percentage of such excess together with interest on such additional amount computed for the period from such Closing Date to the date of payment of such additional amount at the Fixed Rate applicable to such Retail Obligations; and

                   (B) if the Exact Retail Amount Due upon such Retail Obligations is less than the Estimated Retail Amount Due upon such Retail Obligations, the Seller shall promptly pay the Agent an amount equal to the Retail Paid Percentage of the difference between the Exact Retail Amount Due upon such Retail Obligations and the Estimated Retail Amount Due upon such Retail Obligations, together with interest on such amount computed for the period from such Closing Date to the date of payment of such amount at the Fixed Rate applicable to such Retail Obligations, and the Retail Deferred Payment applicable to such Retail Obligations shall be reduced by an amount so that the Retail Deferred Payment equals the lesser of the amounts referred to in (A)(x) and (A)(y) above.

         (b) Adjustments to Purchase Price. The Agent, the Banks and the Seller agree that the Purchase Price to be paid by the Agent for the Sold Retail Obligations purchased on each Closing Date shall be adjusted from time to time in order to ensure that the Banks shall receive an annual rate of return (computed on a monthly basis) on their investment calculated with respect to such Sold Retail Obligations at a rate per annum equal to the applicable Fixed Rate (the annual rate of return specified in this subsection 2.4(b) applicable to such Sold Retail Obligations being herein called the "Applicable Yield" for such Sold Retail Obligations). Accordingly, adjustments in the Purchase Price paid by the Agent for Sold Retail Obligations shall be made on each Settlement Date as provided for in subsection 4.1.

2.5      Maximum Amount of Purchases.

         (a) Maximum. The Banks shall not be obligated to purchase any Retail Obligations on any Closing Date hereunder if the sum of (i) the Aggregate Amount Outstanding before giving effect to such purchase plus
(ii) the Retail Paid Percentage of the Estimated Retail Amount Due upon any Retail Obligations to be purchased on such Closing Date (the sum of clauses
(i) and (ii) being herein called the "Retail Amount Outstanding") plus
(iii) the Short-Term Wholesale Aggregate Invested Amount would exceed the Short-Term Commitment Amount.

         (b) Reassignment of Excess Retail Obligations. Notwithstanding the provisions of clause (i) of subsection 2.4(a), if, after the receipt by the Agent of any written statement of Exact Retail Amount Due furnished to the Agent pursuant to subsection 2.3(c)(i) and the calculation of the Aggregate Retail Amount Outstanding to include the Exact Retail Amount Due set forth on said statement, the sum of the Retail Amount Outstanding plus the Short-Term Wholesale Aggregate Invested Amount would exceed the Short-Term Commitment Amount, determined on the Settlement Date hereunder next preceding the date of receipt by the Agent of such statement of Exact Retail Amount Due and after giving effect to any purchase hereunder on such Settlement Date, the Agent shall reassign to the Seller, without recourse, representation or warranty, such of the Retail Obligations to which such statement of Exact Retail Amount Due relates (selected on a random basis agreed upon between the Seller and the Agent) as is necessary so that, after giving effect to any reassignment of Retail Obligations then being made, the sum of the Retail Amount Outstanding plus the Wholesale Aggregate Invested Amount would not exceed the Short-Term Commitment Amount, determined as aforesaid. There shall be no increase in the Retail Deferred Payment and no payment pursuant to clause (i) of subsection 2.4(a) of this Agreement with respect to any such Retail Obligations so reassigned.

2.6 Interest on Overdue Payments. If any amount shown by any Settlement Statement to be payable to the Agent is not paid on the relevant Settlement Date, such amount shall bear interest from such Settlement Date until such amount is paid in full at a rate per annum equal to the greater of (i) the Applicable Yield plus 2.0% and (ii) the Prime Rate plus 2.0%.

2.7 Discount and Interest Calculations. Calculations of discounts and per annum rates under this Agreement shall be made on a monthly basis and on the basis of a year of 365 days (or 366 days in a leap year) for actual days elapsed.

                                ARTICLE III
    SELLER'S SERVICING OBLIGATIONS: COLLECTIONS; MAINTENANCE OF RECORDS

3.1      Collections and Applications.

              (a) Identification of Collections. The parties acknowledge that the Seller has established a system whereby the Seller can, within two Business Days of the receipt thereof by the branch offices of the Seller, identify collections as attributable to the Sold Retail Obligations, and from and after the Replacement Effective Date, the Seller will follow the established system of collections and remittances described in subsections 3.1(b) and 3.1(c).

              (b) Deposit of Collections. All collections of proceeds of, or other payments in connection with, the Sold Retail Obligations will be paid by the obligors under such Sold Retail Obligations to the branch offices of the Seller or to the credit of the Seller by direct deposit to a branch bank account of the Seller (each such account being herein called a "Branch Account"). Such branch offices will deposit all collections received as soon as practicable (in accordance with customary procedures) following receipt thereof (whether attributable to the Sold Retail Obligations or otherwise) into a Branch Account. Unless and until the Agent shall deliver a Daily Remittance Notice to the Seller in accordance with subsection 3.1(c), the Seller shall transfer or cause to be transferred to the Agent on each Settlement Date under this Agreement an amount equal to the collections received by the Seller on account of the Sold Retail Obligations during the Settlement Period which next precedes such Settlement Date. The Seller shall transfer or cause to be transferred to the Agent all collections applicable to the Sold Retail Obligations and deposited in a Branch Account from but not including the related Date of Sale. If the Seller shall transfer funds to the Application Account on account of any item received by the Seller which is subsequently returned or dishonoured, then the Seller may deduct the amount of such item from the funds otherwise transferred to the Application Account on the first Business Day after the Seller knows that such item has been returned or dishonoured.

              (c) Daily Remittance Notices. At the written request of the Required Banks, and provided that and only if at the time of such request at least one class of the senior unsecured debt of the Guarantor is rated Level V, the Agent shall deliver a Daily Remittance Notice to the Seller. The Seller acknowledges and agrees that the Required Banks may in their sole discretion require the Agent to deliver a Daily Remittance Notice at any time, except as provided in the preceding sentence, and the Agent agrees that it may deliver a Daily Remittance Notice only at the request of the Required Banks. From and after the second Business Day next following receipt by the Seller of a Daily Remittance Notice in accordance with the preceding sentence, the Seller shall, within two Business Day of receipt by the branch office of such items, identify those collections which are on account of the Sold Retail Obligations and shall, on the Business Day next following the date of such identification, transfer or cause to be transferred in immediately available funds to the Application Account an aggregate amount equal to the collections so identified as attributable to the Sold Retail Obligations. In addition to the foregoing the Seller shall no later than the fourth Business Day following receipt of a Daily Remittance Notice, transfer or cause to be transferred to the Application Account all collections then held by the Seller (including those collections deposited in a Branch Account) attributable to the Sold Retail Obligations which were to have been remitted to the Agent on each Settlement Date next following receipt of such Daily Remittance Notice. On each Settlement Date following receipt by the Seller of a Daily Remittance Notice, an amount equal to the collections deposited in the Application Account during the immediately preceding Settlement Period shall be transferred to the Agent from the Application Account. On the Business Day next following such Settlement Date, any interest or other earnings on the principal balance of the Application Account during the immediately preceding Settlement Period shall be transferred to the Seller from the Application Account.

              (d) Treatment of Funds. The Agent shall treat all funds deposited in the Application Account or otherwise received by the Agent during a Settlement Period after the delivery of a Daily Remittance Notice as collections for purposes of this Agreement as of the Settlement Date immediately following such Settlement Period.

              (e) Application Account. Neither the Seller nor any other Person claiming by, through or under the Seller, shall have any right, title or interest in, or any control over the use of, or any right to withdraw moneys from, the Application Account. Amounts credited to the Application Account may be invested by the Agent in Cash Equivalents, which investments shall be liquidated as necessary, on each Settlement Date. Any interest or other earnings on the principal balance of the Application Account shall be for the account of the Seller and shall be distributable in accordance with subsection 3.1(c). The Seller agrees that the Agent shall not be responsible for any loss or liability arising in respect of such investments (including as a result of the liquidation before maturity of any such investments) except to the extent that such loss or liability is a result of the Agent's gross negligence or wilful misconduct.

              (f) Cancellation of Daily Remittance Notice. Upon receipt of a Daily Remittance Notice, the Seller shall comply with the provisions of subsections 3.1(b) through 3.1(e) until the Settlement Date applicable to each Sold Retail Obligation next following the date on which such Daily Remittance Notice shall be cancelled by a written notification to such effect delivered at any time by the Agent to the Seller. Such notification shall be delivered either at the written request of the Required Banks or upon receipt by the Agent of satisfactory evidence that no class of the senior unsecured debt of the Guarantor is rated Level V.

3.2      Collections by Seller.

         (a)   Seller's Servicing Duties.  The Seller will, at the
Seller's cost and expense and as agent for the Banks and the Agent, but subject at any time to the right of the Banks (through the Agent) to direct and control, endeavour to collect, as and when the same becomes due, the amounts owing on each Sold Retail Obligation, and in so doing the Seller will apply the standard of care and diligence which would be prudent and businesslike for the administration and collection of its own accounts receivable; and, without restricting the generality of the foregoing, the Seller shall comply with the following provisions of this section 3.2.

              (i) Payment made on any Sold Retail Obligation shall be applied in the direct order of maturity of payment due thereon.

             (ii) In the event of default under any Sold Retail Obligation, the Seller shall have the power and authority, on behalf of the Banks, but at the Seller's cost and expense, to take such action in respect of any Sold Retail Obligation (including, in the case of any Sold Retail Obligation in respect of which a security interest in goods shall have been obtained, the repossession and resale of such goods), as the Seller, in the absence of contrary instructions from the Agent, may deem advisable. In no event shall the Seller be entitled to take any action which would make the Agent or any Bank a party to any litigation without the Agent's or such Bank's express prior written consent. In the enforcement or collection of any Sold Retail Obligation, the Seller shall be entitled to sue the obligor in its own name, if possible, or, if, but only if, the Agent consents in writing, in the name of the Agent on behalf of the Banks.

            (iii) Subject to section 3.2(f), the Agent may at any time by notice in writing terminate the authority of the Seller to act as agent for and on behalf of the Banks and the Agent as set forth in this subsection 3.2.

             (iv) If the Seller repossesses goods, as aforesaid, or elects to use legal proceedings to enforce any Sold Retail Obligation, then unless and until the Agent shall have given the Seller written notice to the contrary, the act of repossession or of commencing such litigation shall be deemed to be an automatic reconveyance by the Agent and the Banks, without recourse, representation or warranty whatsoever, to the Seller of all of the Agent's and the Banks' right, title and interest in and to such Sold Retail Obligation, and upon request by the Seller, the Agent will execute and deliver a separate instrument confirming such reconveyance. As the price for such reconveyance, the Seller agrees to pay the Agent an amount equal to all future proceeds collected on such Sold Retail Obligation which the Agent had a right to retain by virtue of its prior purchase.

              (v) The proceeds of any reconveyance under subsection 3.2(a)(iv) shall constitute collections hereunder. In addition, all proceeds or benefits of any physical damage, life or disability insurance policies which are received by the Seller and which relate to any Sold Retail Obligations shall be treated as collections hereunder and shall be remitted by the Seller to the Agent on the next Settlement Date or on such earlier date as may be required if the Seller is in receipt of a Daily Remittance Notice.

             (vi) The Seller shall be entitled to retain late charges and extension fees received by it in the course of its administration of the Sold Retail Obligations.

         (b) Indemnification. The Seller hereby agrees to defend and indemnify the Agent and the several Banks against all costs, expenses, claims and liabilities in respect of any action taken by the Seller relative to any Sold Retail Obligation, or arising out of any failure of compliance of any Sold Retail Obligation with the provisions of any law or regulation, whether federal, provincial or municipal, applicable thereto (including, without limitation, usury and consumer protection laws and regulations). In the event of any repossession of goods, as aforesaid, the Seller agrees to resell such goods in a commercially reasonable manner for the account of the Banks in accordance with the requirements of all applicable laws and regulations and shall remit to the Agent the gross sale proceeds thereof net of the account debtor's equity of redemption, if any. Neither the Agent nor any Bank shall have any obligation to take any action or commence any proceedings to realize upon any Sold Retail Obligation (including, without limitation, any Defaulted Retail Obligation), or to enforce any of its rights or remedies with respect thereto. Any monies collected by the Seller pursuant to subsections 3.1 and 3.2 shall be held in trust by the Seller and shall not constitute property of the Seller and shall be remitted promptly to the Agent in accordance with subsection 3.1.

         (c) Power of Attorney. The Seller hereby irrevocably grants to the Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller and/or in its own name on behalf of the Banks all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or owned by the Seller or transmitted to or received by the Agent as payment on account or otherwise in respect of any Sold Retail Obligation including, without limitation, to take in the name of the Seller and/or in its own name all steps necessary or advisable to enforce or realize on any Sold Retail Obligations and all guarantees thereof and collateral security therefor.

         (d)  Service Default.   Any one of the following events that
shall occur and be continuing with respect to the Seller shall constitute a "Service Default" hereunder:

              (i) any failure by the Seller to make any payment, transfer or deposit or to give instructions or to give notice to the Agent to make such payment, transfer or deposit on or before the date occurring five days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

             (ii) failure on the part of the Seller duly to observe or perform any other covenants or agreements of the Seller set forth in this Agreement which has a material adverse effect on the Banks and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Agent; or the Seller shall delegate its duties under this Agreement, except as permitted by section 3.2(c);

            (iii) any representation, warranty or certification made by the Seller in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Banks and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Seller by the Agent;

             (iv) any Insolvency Event (as defined in the Wholesale PSA) shall occur with respect to the Seller.

The Seller shall immediately notify the Agent in writing of any Service Default; however, the failure by the Seller so to notify the Agent with respect to the occurrence of any event listed in this section 3.2(d) shall not affect the characterization of such event as a Service Default.

         (e) Force Majeure. Notwithstanding the foregoing, a delay in or failure of performance under section 3.2(d)(i) for a period of 10 Business Days after the grace period specified therein or under section 3.2(d)(ii) or 3.2(d)(iii) for a period of 60 Business Days after the grace specified therein, shall not constitute a Service Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Seller and such delay or failure was caused by an act of God or the Queen's enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Seller from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Seller shall provide the Agent, the Seller and the Banks with a certificate of a Responsible Officer of the Seller giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

         (f) Termination of Servicing by Seller. At the written request of the Required Banks, at any time after the occurrence of a Service Default which has not been remedied within the grace period specified therefor under section 3.2(d) or excused pursuant to section 3.2(e), the Agent shall by notice in writing to the Seller terminate the Seller's functions as to all of the administrative, servicing and collection functions provided for herein (such notice being herein referred to as notice of a "Complete Servicing Transfer"). The Seller acknowledges and agrees that the Required Banks may in their sole discretion require the Agent to deliver a notice of Complete Servicing Transfer at any time provided that at such time a Service Default has occurred and is continuing. Upon the occurrence of a Complete Servicing Transfer, without limitation:

              (i) the Agent or its designee shall administer the servicing functions in any manner it deems fit, provided that the Agent or its designee will furnish or cause to be furnished to the Seller such information as the Seller needs to perform its obligations under subsections 4.1 and 4.2;

             (ii) the Agent shall, at any time thereafter, be entitled to notify the obligors on any Sold Retail Obligations to make payment of amounts due thereunder directly to the Agent or its designee;

            (iii) the Seller shall, at its own expense (x) if so requested by the Agent, endorse each instrument, if any, evidencing any Sold Retail Obligation to the Agent in such manner as the Agent shall direct and (y) further perform any and all acts and execute any and all documents as may be reasonably requested by the Agent in order to effect the purposes of this Agreement and the sale of Retail Obligations hereunder and to perfect and protect the ownership interests of the several Banks in the Sold Retail Obligations;

             (iv) the Seller shall, at its own expense, cause to be transmitted directly to the Agent or its designee all cash, cheques, drafts and other instruments or items for the payment of money which may be received by the Seller as payment on account or otherwise in respect of any Sold Retail Obligation, provided that the Seller may maintain possession of such items or instruments mistakenly delivered to it at the time a notice of Complete Servicing Transfer is received by the Seller, in trust for the Agent, so long as the Seller complies with the provisions of subsection 3.1 with regard to such items or instruments and the proceeds thereof as if a Complete Servicing Transfer has not occurred;

              (v) the Seller and CFC will upon written request by the Agent and at their own cost and expense (A) deliver to the Agent or its designee the Contracts relating to the Sold Retail Obligations, and all books, accounts, ledgers, computer records and other records and materials pertaining thereto,
                   (B) grant to the Agent or its designee a non-exclusive royalty-free licence to use all the application software and computer programs then being used in connection with the administration, servicing and collection of the Sold Retail Obligations and owned by the Seller or CFC (the "Software"), provided, however, that any such licence shall be restricted to the administration, servicing and collection of Sold Retail Obligations and shall contain such other terms as the Seller and CFC may reasonably require to protect their proprietary interests in the Software, such terms to be consistent with the provisions and intent of this clause (B), and (C) deliver the Software in machine readable and printed form to the Agent or its designee, together with such other documentation and material which may be reasonably requested by the Agent in support of the Software including, without limitation, specifications, source listings, user manuals, drawings, flow charts, methods, practices and the like; and

             (vi) do all such other acts and things as the Agent may reasonably request for the purpose of giving effect to the provisions and intent of this subsection 3.2(f).

         (g) Reinstatement of Servicing by Seller. Upon receipt of a notice of a Complete Servicing Transfer, the Seller shall comply with the provisions of subsection 3.2(f) hereof until the Settlement Date next following the date on which such Complete Servicing Transfer shall be cancelled by a written notification to such effect delivered at any time by the Agent (which notification shall be delivered only at the written request of the Required Banks in their sole discretion) to the Seller.

3.3      Maintenance of Records.

         (a) Access, etc. The Seller will hold in trust for the Agent and the several Banks at the office of the Seller referred to above, or at one or more of the Seller's branch offices, all Sold Retail Obligations, together with such books of account and other records as will enable the Agent or its designee to determine at any time the status thereof. The Seller will permit the Agent (or Deloitte & Touche on behalf of the Agent but at the expense of the Seller) at any time and from time to time to inspect, audit, check and make abstracts from the Seller's books, accounts, ledger cards, computer and other records, or other papers pertaining to such Sold Retail Obligations and the Seller will at any time and from time to time provide access to all information necessary or appropriate for the Agent (or Deloitte & Touche on behalf of the Agent but at the expense of the Seller) to review and evaluate the Seller's financial controls and procedures.

         (b) Delivery of Records and Contracts. From time to time upon the written request of the Agent, the Seller at its own expense will deliver to the Agent: (i) a schedule of the Sold Retail Obligations indicating as to each such Sold Retail Obligation information as to the obligor thereon, the unpaid balance thereof and the location of the Contract evidencing such Sold Retail Obligation and such other information as the Agent may deem appropriate, and (ii) any such Contract and such records pertaining thereto as the Agent may deem essential to enable it to enforce its rights thereunder. In addition, upon the written request of the Agent, the Seller will deliver all such Contracts and records pertaining thereto to any agent selected by the Agent. So long as such Contracts are in possession of the Seller, such Contracts, together with ledger cards or other account or computer records, if any, relating thereto, will be held in trust for and kept safely for the Agent in filing cabinets or other suitable containers.

         (c) Marking of Records. Each computer record relating to Sold Retail Obligations and all other account records relating to such Sold Retail Obligations maintained at the principal office of CFC will be marked with the following legend: "Sold to certain financial institutions party to a certain Short-Term Retail Purchase and Servicing Agreement dated as of May 23, 1994 through Royal Bank of Canada acting as agent".

         (d) Segregation of Records. Upon request of the Agent, the Seller will: (i) segregate from all other receivables then owned or being serviced by the Seller all Contracts relating to a Sold Retail Obligation;
(ii) hold in trust and safely keep such Contracts in separate filing cabinets or other suitable containers marked to show the Agent's and the Banks' interest with the legend specified in section 3.3(c) above and maintained in such place or places as shall be designated by the Agent and
(iii) mark all Contracts relating to a Sold Retail Obligation with the legend specified above.

3.4      Rebates, Adjustments, Returns and Reductions.

         (a) The amount of any rebate, refund or adjustment of any Sold Retail Obligation, the amount owing for any returns or cancellations or the amount of any other reduction of any payment (including, without limitation reductions in the anticipated amount of finance charges as the result of any prepayment of any Sold Retail Obligation) under any Sold Retail Obligation shall be treated as a collection thereon by the Seller for purposes of this Agreement and shall: (i) during the period when a Daily Remittance Notice is in effect, be deposited in the Application Account on the second Business Day next following the day of such rebate, refund, adjustment, return or reduction and shall be treated as a collection thereon in accordance with subsection 3.1(c), and (ii) in all other cases, be paid to the Agent on the next Settlement Date, provided that, with respect to the Sold Retail Obligations purchased by the Banks as of any Date of Sale, the Seller may, in any subsequent period of twelve consecutive calendar months, extend any one instalment due under any such Sold Retail Obligation for up to two periods of up to one calendar month each, and such extensions shall not give rise to a deposit obligation or be treated as a collection hereunder.

         (b) The provisions of this subsection 3.4 shall not affect the Seller's right to grant or receive any rebates, adjustments, returns or reductions on any Retail Obligation prior to the Date of Sale thereof.

                                  ARTICLE IV
                            ADJUSTMENTS; SETTLEMENTS

4.1      Adjustments.

         (a) Date of Adjustments. Each Settlement Date is hereby designated as a date for the purpose of making the following discount and timing adjustments with respect to all collections received by the Seller (whether (i) remitted to the Agent on the Settlement Date next following receipt by the Seller or, (ii) in accordance with subsection 3.1(c), transferred to the Application Account within two Business Days of receipt by the branch offices of the Seller) in respect of the Sold Retail Obligations during the Settlement Period next preceding such Settlement Date.

         (b) Anticipated Collections. Not less than five Business Days prior to each Closing Date hereunder, the Seller shall deliver to the Agent a schedule setting forth with respect to any sale of Retail Obligations on such Closing Date, the anticipated collections for each Settlement Period on the Retail Obligations to be sold to the Banks as of the related Date of Sale (expressed in cumulative percentages of such Retail Obligations) (each schedule of anticipated collections for each Settlement Period applicable to the Sold Retail Obligations purchased on any Closing Date being herein referred to as an "Anticipated Collection Schedule" applicable to such Retail Obligations). Each Anticipated Collection Schedule delivered after the Replacement Effective Date, whether delivered prior to or after the delivery by the Agent of a Daily Remittance Notice, will be prepared on the assumption that all amounts collected by the Seller during each Settlement Period applicable to the Sold Retail Obligations to which such Anticipated Collection Schedule relates will be received by the Agent on the Settlement Date applicable to such Sold Retail Obligations next succeeding such Settlement Period.

         (c) Fast Pay/Slow Pay Adjustments. The Seller does not guarantee collection of the Sold Retail Obligations. However, with respect to the Retail Obligations purchased by the Banks hereunder as of any related Date of Sale, if the cumulative aggregate amount of collections received by the Seller or, in accordance with subsection 3.1, by the Agent, for any related Settlement Period on such Retail Obligations purchased by the Banks as of any related Date of Sale is less than the cumulative aggregate amount of anticipated collections therefor, the Seller shall pay the Agent on the next succeeding Settlement Date as a discount adjustment, an amount determined by multiplying the amount of the Applicable Adjustment Percentage (as hereinafter defined) of the amount of the deficiency by a Discount Factor (as hereinafter defined) based upon the Fixed Rate applicable to such Retail Obligations for the period from and including such Settlement Date to the next succeeding Settlement Date. On the other hand, if the cumulative aggregate amount of such collections exceeds the cumulative aggregate amount of such anticipated collections, the Agent shall credit to the Seller, as a discount adjustment, an amount determined by multiplying the Applicable Adjustment Percentage of the amount of the excess by a Discount Factor based upon the Fixed Rate applicable to such Retail Obligations for the period from and including such Settlement Date to the next succeeding Settlement Date. The Primary Retail Deferred Payment applicable to such Retail Obligations shall be increased by the amount referred to in the preceding sentence and applied as provided in section 4.2(c) hereof.

         (d) Applicable Adjustment Percentage. As used herein, the term "Applicable Adjustment Percentage" shall mean, in respect of any Sold Retail Obligations purchased by the Banks as of the related Date of Sale, that percentage determined by dividing:

              (i) the difference between (A) the anticipated amount of the collections to be received by the Agent on the Settlement Date next succeeding a Settlement Period applicable to such Sold Retail Obligations (in accordance with the assumptions made in preparing the related Anticipated Collection Schedule) on account of such Sold Retail Obligations and (B) the anticipated amount to be released by the Agent to the Seller from the Primary Retail Deferred Payment applicable to such Sold Retail Obligations pursuant to subsection 4.2(c), on such Settlement Date (in accordance with the assumptions made in preparing the related Anticipated Collection Schedule), by

             (ii) the anticipated amount of the collections to be received by the Agent on account of such Sold Retail Obligations on such Settlement Date (in accordance with the assumptions made in preparing the related
                   Anticipated Collection Schedule).

         (e) Discount Factor. As used herein, the term "Discount Factor" shall mean, with respect to the period from one Settlement Date to the next succeeding Settlement Date, a fraction, the numerator of which is

              (i) the product obtained by multiplying (A) the decimal equivalent of the Fixed Rate applicable to the purchase of the relevant Retail Obligations by (B) a fraction, the numerator of which is the number of days from and including such Settlement Date to but not including the next succeeding Settlement Date and the denominator of which is the number of days in the year (i.e. 365, or 366 in a leap year), and the denominator of which is

             (ii)  the said numerator described in (i) plus one.

4.2 Settlement Statements; Charging Defaulted Obligations to the Deferred Payment; Adjustments to the Deferred Payment.

         (a)   Settlement Statement.   Not later than five Business Days
prior to each Settlement Date, until all the Sold Retail Obligations have been paid in full and all amounts owing to the Agent on account thereof have been transferred to the Agent, the Seller shall submit to the Agent a Settlement Statement for each group of Retail Obligations purchased hereunder or under the 1993 RPA on a related Closing Date, substantially in the form of Exhibit C hereto, which shall set forth with respect to the Sold Retail Obligations, among other things:

              (i) the total collections received by the Agent on such Retail Obligations up to and including the last day of the next preceding Settlement Period applicable to such Sold Retail Obligations, including collections pursuant to subsection 3.4 and collections on Defaulted Retail Obligations theretofore charged to the Retail Deferred Payment applicable to such Retail Obligations and for which the Seller shall not have previously accounted to the Agent;

             (ii) the balance on such Retail Obligations (A) on which the obligor thereon is in default in an amount payable thereon for three or more consecutive months and/or (B) with respect to which any of the events of the kind described in clauses (a) through (k) of section 7.1 of the Short-Term RPA shall have occurred in respect of the obligor or its assets or liabilities (such Retail Obligations being herein collectively called "Defaulted Retail Obligations"); and

            (iii) such other information as the Agent may request for the purpose of effecting an accounting and settlement hereunder.


The form of Settlement Statement provided in Exhibit C will be varied to the extent necessary to give effect to the provisions and intent of this Agreement, it being acknowledged and agreed that in the event of any inconsistency between the provisions of this Agreement and any Settlement Statement delivered pursuant to this Agreement, the provisions of this Agreement will prevail. If any application of any Retail Deferred Payment Excess is required on any Settlement Date pursuant to clauses (i), (ii),
(iii), (iv) and (v) of subsection 4.2(c), then concurrently with the delivery of each Settlement Statement provided for above, the Seller shall submit to the Agent a further statement or statements in a form to be agreed upon between the Agent and the Seller, which statement or statements shall give effect to the application of the Retail Deferred Payment Excess.


         (b)  Defaulted Obligations.   Subject as hereinafter provided,the
Agent may, at its option, on the Settlement Date on which a Sold Retail Obligation is first identified as a Defaulted Retail Obligation, charge to the Retail Deferred Payment related to the group of Sold Retail Obligations of which such Defaulted Retail Obligation is a part (such related Retail Deferred Payment being herein called the "Primary Retail Deferred Payment") an amount equal to the outstanding balance on such Defaulted Retail Obligation, and the Agent may, at its option, at any time charge any other amount due with respect to the Sold Retail Obligations (including, without limitation, amounts payable to the Agent pursuant to subsection 4.1(b), but without prejudice to any right of the Agent to collect such other amounts directly from the Seller) which is then owed to the Agent under this Agreement and which has not been paid by the Seller in accordance with its terms, to such Primary Retail Deferred Payment; provided that if such Primary Retail Deferred Payment is less than the outstanding balance on such Defaulted Retail Obligation or such other amount which is then being charged thereto, the Agent may charge the difference to any other Retail Deferred Payment the balance of which has not theretofore been remitted to the Seller.

         Defaulted Retail Obligations so charged to a Retail Deferred Payment shall be retained by the Agent, and any collections thereafter made thereon (together with any other amounts received by the Agent on account of any other obligation of the Seller theretofore charged to such Retail Deferred Payment) shall be credited to the applicable Retail Deferred Payment and shall be dealt with as provided in subsection 4.2(c).

         The Agent agrees with the Banks that in each case where the Agent exercising the option provided in the first sentence of this subsection 4.2(b) elects not to charge to the Primary Retail Deferred Payment an amount equal to the outstanding balance on a Sold Retail Obligation at the time such Sold Retail Obligation is first identified as a Defaulted Retail Obligation, the Agent shall give the Banks written notice of such election within 20 days of the exercise thereof, describing in such notice in reasonably complete detail the circumstances surrounding such election and explaining why, in the Agent's reasonable opinion and in light of the circumstances so described, the exercise of such election would not reasonably be expected to prejudice the interests of the Banks.

         (c) Adjustments to Deferred Payment. If after completion of the transactions provided for in subsection 4.1(b) and in subsections 4.2(a)(ii) and 4.2(b), in each case on any Settlement Date, the Retail Deferred Payments applicable to any Sold Retail Obligations exceed the Required Retail Deferred Payment Level applicable to such Sold Retail Obligations, then the amount of such excess (herein called the "Retail Deferred Payment Excess" applicable to such Sold Retail Obligations) shall be applied in the following order on such Settlement Date:

              (i) to the payment to the Agent of amounts thereof up to an aggregate amount equal to the aggregate amount of the unpaid balances payable under Defaulted Retail Obligations purchased on each Closing Date which have not been charged against their related Primary Retail Deferred Payments less the aggregate amount of all previous applications pursuant to this clause 4.2(c)(i) relative to such Defaulted Retail Obligations purchased on each such Closing Date (applied firstly to the payment of such amounts relative to the Defaulted Retail Obligations purchased on any Closing Date with the largest aggregate unpaid balance, and then to the payment of such amounts relative to the Defaulted Retail Obligations purchased on other Closing Dates in descending order of their respective aggregate unpaid balances);

             (ii) to the credit of Retail Deferred Payments applicable to those Sold Retail Obligations whose related Primary Retail Deferred Payments are in amounts less than their respective Required Retail Deferred Payment Levels (applied firstly to the Primary Retail Deferred Payment with the greatest percentage deficiency relative to its Required Retail Deferred Payment Level, and then to the other Primary Retail Deferred Payments in descending order of their respective percentage deficiencies relative to their Required Retail Deferred Payment Levels);

            (iii) to the payment of any amounts payable by the Seller to the Agent under subsection 4.1;

             (iv) to the payment of any other amounts payable by the Seller to the Agent under this Agreement or under the Short-Term RPA;

              (v) to the payment to the Agent of the amounts of any liabilities, losses, costs, damages and expenses suffered or incurred by the Agent or any Bank as a result of any claims or proceedings by obligors under Contracts which are included in the Sold Retail Obligations and which relate to the vehicles that are the subject matter of such Contracts or the financing thereof; provided that the amount to be applied in respect of any Retail Obligation under this clause 4.2(c)(v) shall be limited to the unpaid balance of such Contract on the related Date of Sale; and

             (vi)  subject to subsection 4.2(e), any remainder to the Seller.

         (d) Required Retail Deferred Payment Level. As used herein, the term "Required Retail Deferred Payment Level" applicable to any Sold Retail Obligations shall mean the amount which is the greater of:

              (A) the product of (I) the Deferred Percentage (Retail Gross) with respect to such Retail Obligations
                   (determined as of such Settlement Date) times (II) the unpaid balance of all such Retail Obligations, and

              (B) the lesser of (I) the then unpaid balance of all such Retail Obligations or (II) 4% of the sum of the Exact Retail Amounts Due upon all such Retail Obligations as of the Date of Sale thereof.

provided, however, that anything contained in this Agreement to the contrary notwithstanding, in no event shall the aggregate of the Retail Deferred Payments applicable to those Retail Obligations which have unpaid balances of 4% or less of their respective Exact Retail Amounts Due thereon as of their respective Dates of Sale exceed the greater of (x) $2,287,500 and (y) an amount equal to 5.45% of the maximum value of the Retail Amount Outstanding on any Settlement Date (the "Maximum"), and if such aggregate does exceed the Maximum, then the respective amounts of such Retail Deferred Payments shall be reduced proportionately so that the aggregate thereof equals the Maximum.

         (e) Payments to Seller After Default. After the occurrence of any material default by the Seller in the observance or performance of any of the terms or conditions of this Agreement or after the occurrence of any of the Commitment Termination Events referred to in Article VII of the Short-Term RPA and so long as such default or event is continuing, any Retail Deferred Payment Excess applicable to Sold Retail Obligations which remains after the applications provided for in clauses (i), (ii), (iii),
(iv) and (v) of subsection 4.2(c) shall be paid to the Seller only if at or prior to the time of such applications the Agent has received repayment in full of the Banks' investment in the Sold Retail Obligations together with the total return on such investment contemplated by subsection 2.4(b).

         (f)  Adjustments in Payments to Banks.   Notwithstanding any
other provision of this Agreement, it is agreed that it is the intention of the parties that the Banks shall receive repayment of the Banks' investments in Sold Retail Obligations purchased hereunder and shall receive an annual rate of return (computed on a monthly basis) on the Banks' investments in such Sold Retail Obligations for the period from each Closing Date or Settlement Date, as the case may be, to the next succeeding Settlement Date at the rates per annum described in subsection 2.4(b), and that any Retail Deferred Payment Excess which would otherwise be payable to the Seller on any Settlement Date pursuant to subsection 4.2(c)(vi) shall be paid to the Agent if and to the extent necessary to give effect to such intention with respect to the Sold Retail Obligations.

         (g) Termination of Agreement. This Agreement will terminate when all Sold Retail Obligations and all amounts payable to the Agent and the Banks hereunder shall have been paid in full and any remaining Retail Deferred Payment Excess shall have been applied in accordance with subsection 4.2(c), and the Agent and the Banks shall have no further agreement to purchase Retail Obligations hereunder; provided, however, that the covenants, representations, warranties and indemnities of the Seller and CFC to the Agent and the Banks set forth in this Agreement shall survive such termination.

                                   ARTICLE V
                   COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1 Covenants, Representations and Warranties by the Seller. The Seller hereby covenants, represents and warrants to the Agent and to each of the several Banks that:

         (a)  on each Closing Date hereunder:

              (i) each Retail Obligation which is then being sold to the Banks will be sold to the Banks free and clear of all security interests, liens, charges and other encumbrances;

             (ii) each Retail Obligation to be sold to the Banks on such Closing Date will arise out of and include a Contract which (x) conforms in all respects to the definition of the term "Contract" set forth in the first recital to this Agreement and (y) has not more than 60 months remaining from the Date of Sale for such Contract to the maturity thereof and (z) had an original term of not more than 73 months;

            (iii) each such Retail Obligation will represent the genuine, legal, valid and binding payment obligation in writing of the obligor thereon, enforceable in accordance with its terms (subject to all applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and any limitations on the availability of equitable remedies),

             (iv) each such Retail Obligation will comply with all legal requirements of the jurisdiction where it originated;

              (v) each such Retail Obligation will not be a Defaulted Retail Obligation; and

             (vi) each such Retail Obligation will be secured by a first perfected security interest or other first lien or charge in the vehicle or vehicles financed thereby;

         (b) the amount of the indebtedness outstanding on the Retail Obligations sold to the Banks as of each Date of Sale hereunder will be the amount set forth in the written statement of the Exact Retail Amount Due upon such Retail Obligations to be furnished pursuant to subsection 2.3(e);

         (c)(i) subject to timely registrations in accordance with applicable legislation, each Assignment, when executed and delivered pursuant hereto, (A) will vest in the Banks all of the right, title and interest of the Seller in and to the Retail Obligations described therein and (B) will constitute a valid assignment of Retail Obligations to the Agent on behalf of the several Banks effective as against all creditors of and purchasers from the Seller; (ii) the Seller will not have sold, pledged, assigned or transferred, or granted any security interest in, such Retail Obligations, and (iii) the Seller will not sell, pledge, assign or transfer, or grant any security interest in, such Retail Obligations, or any interest therein, to any other Person;

         (d) all the requirements of all laws and regulations, whether federal, provincial or municipal (including, without limitation, usury and consumer protection laws and regulations), in respect of any of the Sold Retail Obligations subject to such laws and regulations have been and will be duly complied with;

         (e) the Sold Retail Obligations are not, and will not be, subject to any set-off, counterclaim, or other defence, whether arising out of the transactions represented by the Sold Retail Obligations or independently thereof;

         (f) the Seller will not rescind or cancel any Sold Retail Obligation or modify any term or provision of any thereof without the prior written consent of the Agent, except that, while acting as agent for collection hereunder, the Seller may, in the ordinary course of business and upon accounting to the Agent as provided in subsection 3.4, grant rebates or adjustments;

         (g) the Seller will duly fulfil all obligations on its part to be fulfilled under or in connection with the Sold Retail Obligations and will do nothing to impair the rights, claims and benefits of the Banks or the Agent under or with respect to the Sold Retail Obligations;

         (h) the Seller will not prepare any financial statements which shall account for nor will it in any other respect account for the transactions contemplated hereby in a manner which is inconsistent with the Banks' undivided ownership interest in the Sold Retail Obligations;

         (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has full power, authority and legal right to execute and deliver this Agreement and each Assignment and to perform and observe the terms and provisions hereof and thereof;

         (j) the execution and delivery of this Agreement and each Assignment have been duly authorized by the Seller; and this Agreement and each Assignment, when executed and delivered pursuant hereto,

              (i) will constitute legal, valid and binding obligations or acts, as the case may be, of the Seller in accordance with their respective terms,

             (ii) will not violate any provision of any law or regulation or any order or decree of any court, arbitrator or agency of government,

            (iii) will not violate any provision of the articles of incorporation or bylaws of the Seller or any indenture, agreement or other undertaking to which it is a party or by which it, or any of its assets or properties, is bound or affected, and

             (iv) will not be in conflict with, result in a breach of or, with or without notice or lapse of time, constitute a default under, any such indenture, agreement or other undertaking or result in the creation or imposition of any security interest, lien, charge or encumbrance of any nature whatsoever upon any of such assets or properties;

         (k) the Seller will, in accordance with the Seller's written practices and procedures, be responsible for ensuring that the obligors under the Retail Obligations maintain collateral protection insurance;

         (l) the Seller is duly qualified and in good standing in each jurisdiction in which failure to qualify would render any Sold Retail Obligation unenforceable by the Seller or the Agent;

         (m) all instruments required by applicable legislation to be registered or filed in order to protect, perfect and preserve the rights of the Agent and the Banks in all the Sold Retail Obligations purchased by the Banks through the Agent hereunder have been or shall be, within the time prescribed by the applicable legislation, duly completed and executed by the required parties and registered or filed in each appropriate office in each applicable jurisdiction, and at the request of the Agent the Seller will provide the Agent with appropriate evidence of the completion of such registrations or filings;

         (n) the Seller will not modify any term or provision of its standard forms of Contracts in use in Canada in a manner which would materially and adversely affect the position of the Agent or the Banks as assignees thereof; and

         (o) all representations and warranties of CCCL and the Guarantor contained in the Short-Term RPA are and shall be true and correct as of the date of each Retail Purchase.

5.2 Repurchase of Retail Obligations. If any of the foregoing covenants, representations or warranties in respect of any Sold Retail Obligation shall prove to have been materially incorrect at the applicable Date of Sale or thereafter, or shall be materially breached, and such incorrectness or breach shall not be corrected prior to the Settlement Date in the calendar month after such incorrectness or breach became known to the Seller, then on such Settlement Date, the Seller will pay the Agent with respect to any affected Sold Retail Obligation, an amount equal to the unpaid balance of such Sold Retail Obligation. Any amount paid by the Seller under this provision shall be treated as a collection for purposes of this Agreement. Upon receipt of such payment and all other amounts then due to the Agent under this Agreement in respect of any so affected Sold Retail Obligation, the Agent shall reassign its and the Banks' interest in such affected Sold Retail Obligation, as applicable, to the Seller without recourse, representation or warranty. The foregoing repurchase obligation shall apply notwithstanding that the Agent at any time may have had or should have had any knowledge of or with respect to such incorrectness or breach.

5.3 Invalidity, etc. The obligations of the Seller to the Agent and the Banks under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Sold Retail Obligation.


                                  ARTICLE VI
                     CONDITIONS TO EFFECTIVENESS/PURCHASES

6.1 Effective Date. This Agreement shall become effective on the Replacement Effective Date subject to the satisfaction of all conditions precedent to the effectiveness of the Short-Term RPA contained in Article IV thereof.

6.2 Conditions to Each Purchase. The obligation of the Banks to make each purchase of Retail Obligations hereunder through the Agent (including their initial purchase) on any Closing Date hereunder is subject to the satisfaction of each and every of the following conditions:

         (a) all conditions provided in the Short-Term RPA to each Purchase (as defined in the Short-Term RPA) of Retail Obligations hereunder shall have been satisfied;

         (b) the Agent shall have received from each Bank, in immediately available funds in accordance with section 7.3(c)(iii)(D), the full amount of each such Bank's Purchase Percentage of the Retail Paid Percentage of the Estimated Retail Amount Due upon the Retail Obligations to be purchased on the Closing Date, provided that if the Agent shall not have received from a Bank the full amount of such Bank's Purchase Percentage of the Retail Paid Percentage of the Estimated Retail Amount Due upon such Retail Obligations, then the amount of Retail Obligations which shall be purchased on such Closing Date shall be reduced by an amount equal to the lesser of
(x) such defaulting Banks's Purchase Percentage of such Retail Obligations and (y) such portion of such defaulting Bank's Purchase Percentage as the other Banks shall not purchase;

         (c) the Seller shall not be in default in the observance or performance of any of the terms or conditions of this Agreement or of the Short-Term RPA;

         (d) the representations and warranties of the Seller set forth in subsections 5.1 and of the Seller and CFC set forth in Article III of the Short-Term RPA, shall be true and correct in all material respects on and as of each Closing Date hereunder;

         (e) the Seller shall have delivered to the Agent and to each of the Banks the favourable written opinion of counsel for the Seller, dated the relevant Closing Date, substantially in the form of Exhibit E hereto, and covering such other legal matters as the Agent or its counsel may reasonably request;

         (f) there shall have been delivered to the Agent a certificate executed by a Responsible Officer of the Seller, dated the relevant Closing Date, to the effect that all instruments required by applicable legislation to be registered or filed in order to protect, perfect and preserve the rights of the Banks in all the Retail Obligations which are being sold by the Seller to the Banks on such Closing Date have been or will be, within the time prescribed by the applicable legislation, duly executed by the required parties thereto and registered and filed in each appropriate office in each applicable jurisdiction (which certificate shall also have annexed thereto a schedule setting forth each such instrument and each such office in which such registrations or filings have been or will be made and such certificate shall also state that such instruments are the only instruments required and such offices are the only offices in which registration or filing is required by applicable legislation in order to perfect the interest of the Banks in such Retail Obligations against all creditors of and purchasers from the Seller);

         (g) all legal matters incident to the execution and delivery of this Agreement and to the purchases by the Banks of such Retail Obligations shall be satisfactory to counsel for the Agent;

         (h) the Seller shall have delivered to the Agent and each of the Banks a certificate signed on behalf of the Seller by any of its Responsible Officers to the effect that all conditions precedent to the obligation of the Banks to purchase Retail Obligations on such Closing Date have been satisfied; and

         (i) the Period Losses as determined as of the Settlement Date next preceding the Settlement Date next preceding such Closing Date, for the 3 (three) month period immediately preceding the date of determination shall not have exceeded 5% of the average unpaid balance of the Total Portfolio during the 3 (three) month period immediately preceding such date of determination.



                                  ARTICLE VII
                            THE AGENT AND THE BANKS

7.1 For Benefit of Banks Only. The provisions of this Article VII relating to the rights and obligations the Agent and the Banks inter se shall be operative as between the Agent and the Banks only, and the Seller shall have no rights hereunder or be entitled to rely for any purposes upon such provisions.

7.2 Status of Agent. The Banks hereby confirm that the Agent shall act as their administrative agent hereunder on their behalf in accordance with and pursuant to Article VIII of the Short-Term RPA, and, for greater certainty but without restricting the generality of the foregoing, the Banks confirm that the Agent is irrevocably authorized and directed to do all such things as may be necessary or reasonably incidental to administering all collections and disbursements hereunder and to make all such determinations and take all such actions as may be required from time to time hereunder. Except as expressly modified or supplemented herein, the Agent's rights, duties and liabilities hereunder shall be governed by Article VIII of the Short-Term RPA in its entirety, including without limitation all such provisions thereof relating to delegation of duties, exculpation, reliance by the Agent, notice of default, non-reliance on the Agent, and indemnification.

7.3      Purchase and Sale.

         (a) Agreements to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement and in the Short-Term RPA, each Bank hereby severally confirms and agrees with the Agent that on each Closing Date it will purchase, with the Agent acting as intermediary as provided herein, an undivided ownership interest in the Retail Obligations purchased on such date equal to such Bank's Purchase Percentage of such Retail Obligations for a portion of the purchase price calculated in accordance with subsection 7.3(c)(i), and each Bank severally agrees with the Agent to pay such Bank's respective portion of the Purchase Price on the terms and conditions provided in this Article VII.

         (b) Ownership Percentages. Each Bank's undivided interest in the Sold Retail Obligations shall be, at any time, equal to such Bank's Ownership Percentage thereof.

         (c)  Purchase Price; Adjustments on Account of Exact Amounts Due.


              (i) Computation. The portion of the Purchase Price to be paid by each several Bank for its addition to its Ownership Interest in each group of Retail Obligations purchased hereunder shall be an amount equal to such Bank's Purchase Percentage of the Retail Paid Percentage of the Estimated Retail Amount Due required to be paid by the Agent to the Seller under this Agreement on the Closing Date on which such Retail Obligations are sold, plus or minus the amount of any subsequent adjustment required by this subsection 7.3(c)(i) and subsections 7.6 and 7.7.

              (ii) Effect of Purchase. Immediately upon the purchase, as aforesaid, by a Bank of an addition to its Ownership Interest, such Bank's Ownership Interest shall increase by an amount equal to the purchase price paid by such Bank for such addition on such date.

             (iii) Remittances - Estimated Amounts.  Promptly after
                   receipt by the Agent of notice from the Seller designating a Closing Date, the Agent shall notify each Bank thereof, and:

                   (A) promptly after receipt by the Agent of the Seller's advice as to the Estimated Weighted Average Life and the Estimated Fixed Rate Purchase Proceeds, the Agent shall give notice to each Bank of such estimates as well as the Estimated Fixed Rate substantially in the form of Exhibit E hereto;

                   (B) each Bank will promptly give notice to the Agent of its Bank's BA/CDOR Spread and its Bank's Reserve Adjustment by 10:30 a.m. (Toronto time) on the Fixed Rate Determination Date substantially in the form of Exhibit F-1 hereto, whereupon the Agent will by 11:00 a.m. (Toronto time) calculate and advise the Seller of the Fixed Rate by notice substantially in the form of Exhibit F-2 hereto;

                   (C) promptly after receipt by the Agent on a Fixed Rate Determination Date of the Seller's advice as to the Weighted Average Life of the Retail Obligations to be purchased by the Banks on the Closing Date as well as the Retail Paid Percentage of the Estimated Retail Amount Due upon the Retail Obligations to be purchased, the Agent will give notice to each Bank thereof as well as the amount of such Bank's Purchase Percentage of the Retail Paid Percentage of the Estimated Retail Amount Due upon such Retail Obligations substantially in the form of Exhibit G hereto; and

                   (D) the Bank will remit payment of its Purchase Percentage of the Retail Paid Percentage of the Estimated Retail Amount Due upon such Retail Obligations to the Agent for receipt by the Agent not later than 12:00 noon (Toronto time) on such Closing Date.

              (iv) Remittances - Exact Amounts.  Promptly after receipt by the Agent from the Seller of the statement of the Exact Retail Amount Due upon the Retail Obligations purchased by the Banks on any Closing Date, the Agent will advise each Bank by giving notice substantially in the form of Exhibit H hereto of:

                   (A) the amount of any payment to be made by the Agent to the Seller under subsection 2.4(a) as an adjustment (to reflect correction of estimates) of the Estimated Retail Amount Due upon such Retail Obligations; and

                   (B) the amount of such Bank's share of such payment calculated on a pro rata basis according to such Bank's Purchase Percentage of such Retail
                        Obligations.

                   Each Bank shall remit to the Agent, for receipt by the Agent not later than 12:00 noon (Toronto time) on the next Business Day following delivery of such advice to such Bank, the amount of such Bank's share of such payment. If the Exact Retail Amount Due upon the Retail Obligations purchased by the Banks on any Closing Date is less than the Estimated Retail Amount Due upon such Retail Obligations, then upon receipt by the Agent of the payment by the Seller to be made pursuant to subsection 2.4(a), the Agent will promptly remit the proceeds thereof to the Banks pro rata according to their respective Purchase Percentages of such Retail Obligations.

         (d) Confirmation of Ownership Interests. Promptly after each Settlement Date if there remains outstanding any Sold Retail Obligation, the Agent will send to each Bank a written confirmation of such Bank's Ownership Interest in the Sold Retail Obligations as of such Settlement Date. The Agent shall hold this Agreement, all Sold Retail Obligations and all funds on deposit in the Application Account (until paid to the Banks in accordance with the terms hereof) for the benefit of the Banks in accordance with the provisions and intent of this Agreement until the Ownership Interests of the Banks have been reduced to zero and their commitment to purchase has been terminated.

7.4 Maximum Amounts of Purchases. Notwithstanding anything contained in this Agreement to the contrary, no Bank shall be required to purchase an addition to its Ownership Interest, whether under subsections 7.3(a) or 7.3(c), such that after giving effect thereto (whether based upon estimated or exact statements of the amount due) the amount of such Bank's Ownership Interest would exceed the difference between (A) the Bank's Commitment Amount and (B) the Bank's Purchase Percentage of the Short-Term Wholesale Aggregate Invested Amount.

7.5 Sharing of Earned Discounts: Each Bank's pro rata share of the aggregate amount of the discounts deducted by the Agent in computing the purchase price of the Retail Obligations purchased under this Agreement which shall have been earned by such Bank shall be calculated on the basis that such Bank's annual rate of return (computed on a monthly basis) on its investment calculated with respect to each Sold Retail Obligation shall be equal to the Applicable Yield for such Sold Retail Obligation calculated as if references to the "Blended BA/CDOR Spread" and "Blended Reserve Adjustment" in the definition of "Fixed Rate" were references to the related "Bank's BA/CDOR Spread" and "Bank's Reserve Adjustment" for such Bank.

7.6           Distributions to Banks of Payments Received by Agent.

         (a) Collections: All payments received by the Agent from the Seller or otherwise on account of collection of amounts owing or payable on or in respect of Sold Retail Obligations, or on account of the adjustments required pursuant to Article IV with respect to such Sold Retail Obligations, and any interest and other payments relating to such Sold Retail Obligations which are received by the Agent from the Seller and which are to be shared by all the Banks according to the provisions and intent of this Agreement (other than the payments referred to below in subsections 7.6(b), (c) and (d)), will be promptly remitted by the Agent to the Banks (i) firstly, to the extent of the aggregate amount of the discounts deducted by the Agent in computing the purchase price of all Sold Retail Obligations which shall have been earned and not yet remitted hereunder, pro rata according to their respective shares of the earned discount calculated in accordance with subsection 7.5; and (ii) secondly, to the extent of the balance, pro rata according to their respective Purchase Percentages.

         (b) All payments received by the Agent on account of the commitment fee required pursuant to the Short-Term RPA shall be promptly remitted by the Agent to the Banks pro rata according to their respective Purchase Percentages.

         (c) All payments received by the Agent on account of the Facility Fees and Utilization Fees required by the Short-Term RPA and on account of the reimbursement by the Seller for the costs, expenses, claims and liabilities of the Agent shall be retained by the Agent for its own account.

         (d) All payments received by the Agent for the account of any Bank pursuant to Article IX of the Short-Term RPA shall be promptly remitted by the Agent to such Bank.

7.7 Further Payments on Account of Deferred Payment Excesses and Timing Adjustments. Promptly after receipt by the Agent of each Settlement Statement applicable to Sold Retail Obligations purchased by the Banks on any Closing Date, the Agent will advise each Bank of (i) the amount of any payment to be made by the Agent to the Seller on the relevant Settlement Date pursuant to subsection 4.2(c)(vi) out of the Retail Deferred Payment Excess applicable to any Sold Retail Obligations, and (ii) the amount of such Bank's share of any such payments calculated on a pro rata basis according to such Bank's Purchase Percentage. Each Bank shall remit to the Agent, for receipt by the Agent not later than 2:00 p.m. (Toronto time) on such Settlement Date, the amount of such Bank's share of any such payments.

7.8      Mechanics of Payments

         (a) Payments by Banks. All payments to be remitted hereunder by the Banks to the Agent shall be paid by the Banks to the credit of an account maintained by the Agent at its branch located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario entitled "Chrysler Credit Canada Ltd. Banks' Remittance Account".

         (b) Payments by the Agent. All payments to be remitted hereunder by the Agent to the Banks shall be promptly remitted by the Agent to them at their respective offices in Toronto after receipt from the Seller, and in any event any payments received by the Agent from the Seller by 2:00 p.m. (Toronto time) on any day will be remitted to the Banks by 4:00 p.m. (Toronto time) on the same day.

7.9           Actions by Agent.

         (a)  Exercise of Rights.

         (i) The Agent shall have the right but shall be under no obligation: (A) to exercise any of the rights and powers which it has or may have under or in respect of this Agreement or any Sold Retail Obligation or any related document or instrument, (B) to take any actions or proceedings to enforce any of the obligations or liabilities of the Seller or CFC under or in respect of this Agreement or of the obligor or any other person under or in respect of any Sold Retail Obligation or any related document or instrument, or (C) to take any actions or proceedings to realize upon or enforce the security or any of the other rights constituted by any Sold Retail Obligation or any related document or instrument. The Agent will advise the other Banks of any material actions taken or proposed to be taken by it under this Agreement.

         (ii) Notwithstanding the foregoing subsection 7.9(a)(i), the Agent will exercise any such rights or powers or take any such actions or proceedings when expressly requested in writing to do so by Banks having a then aggregate Ownership Percentage of more than 50%, or if there are no Sold Retail Obligations, by Banks having a then aggregate Purchase Percentage of more than 50%, following a meeting to which all Banks have been invited on not less than two Business Days' notice to discuss the proposed request; provided, however, that (A) the Agent shall under no circumstances be under any obligation to take over itself the administration, servicing and collection of any of the Sold Retail Obligations pursuant to subsection 3.2(f) of this Agreement, and (B) any decision to deliver a Daily Remittance Notice to the Seller in accordance with subsection 3.1(c) of this Agreement or to take over the administration, servicing and collection of any of the Sold Retail Obligations pursuant to subsection 3.2(f) of this Agreement may only be taken upon the written request of the Required Banks.

         (b) Complete Servicing Transfer. If the administration, servicing and collection of the Sold Retail Obligations is taken over by the Agent or by one of the other Banks as the Agent's designee pursuant to subsection 3.2(f) of this Agreement, then the Agent or such other Bank shall be reimbursed its costs and expenses in connection with such administration, servicing and collection on a basis to be agreed upon by all the Banks at that time. If such administration, servicing and collection is taken over by a third party selected by the Banks, then the costs and expenses of such third party will be paid severally by all the Banks pro rata according to their respective Ownership Percentages at the time when such costs or expenses were incurred or accrued. This subsection 7.9(b) shall survive the termination of this Agreement.

         (c) Recovery From Seller or CFC. Any amounts paid by the Banks to the Agent under subsection 7.9(b) hereof which are subsequently recovered by the Agent from the Seller or CFC will be repaid by the Agent to the Banks.

7.10          Non-Performance by Bank.

              (a) Consequences of Default. In the event any Bank (in this section 7.10 the "Defaulting Bank") shall fail to perform any obligation to be performed by it hereunder, the Agent may terminate, and thereby acquire, or place with other parties, the entire Ownership Interest of such Defaulting Bank in the Sold Retail Obligations (whereupon such Defaulting Bank shall cease to have an interest in such Sold Retail Obligations) without, however, relieving such Defaulting Bank from any liability for damages, costs and expenses suffered by the Agent or any other Bank as a result of such failure on the part of such Defaulting Bank. For the purposes of any distributions to Banks of the amounts referred to in subsection 7.6(a) pursuant to clause (ii) of subsection 7.6(a), the Purchase Percentage of any Defaulting Bank shall be adjusted appropriately to reflect such Defaulting Bank's remaining Ownership Interest. For the purposes of any distributions to Banks of the amounts referred to in subsections 7.6(a) or 7.6(b), the Purchase Percentage of any Defaulting Bank shall be deemed to be nil from and after the time of default.

         (b) Purchase of Defaulting Bank's Interest. Without limiting the foregoing, in the event that the Defaulting Bank shall fail to remit to the Agent on any Closing Date such Bank's portion of the Retail Paid Percentage of the Estimated Retail Amount Due on such date, then each other Bank whose Maximum Commitment is not then fully utilized (after giving effect to any purchase on such date other than the purchase described in this subsection 7.10) agrees to purchase, in an amount not exceeding the such Bank's Available Commitment, such Defaulting Bank's addition to its Ownership Interest in the Sold Retail Obligation to be purchased on such date and shall pay to the Agent, as the purchase price therefor, an amount determined for each Bank (other than the Defaulting Bank) by multiplying
(i) the lesser of (A) such Defaulting Bank's portion of the Paid Percentage of the Estimated Retail Amount Due on such date or (B) the sum of each Bank's Available Commitment (other than the Defaulting Bank) times (ii) the then percentage equivalent of a fraction the numerator of which is such Bank's Available Commitment and the denominator of which is the sum of each Bank's Available Commitment (other than the Defaulting Bank). Any additional interest purchased by a Bank pursuant to this subsection 7.10 shall be deemed a part of such Bank's investment for purposes of the definition of "Ownership Interest" as of the date of such purchase. The purchase of an additional interest pursuant to this subsection 7.10 shall not relieve the Defaulting Bank from any liability for damages, costs and expenses suffered by the Seller, the Agent or any other Bank as a result of such failure on the part of such Defaulting Bank.

         (c) Liability of Banks to Agent. Each Bank hereby expressly acknowledges that it shall be liable for any damages, costs or expenses suffered by the Seller, the Agent or any other Bank as a result of any failure to remit to the Agent on any Closing Date its portion of the Retail Paid Percentage of the Estimated Retail Amount Due including, without limitation, in the case of the Seller, all damages suffered as a result of any failure of the Agent to purchase any Retail Obligations pursuant to subsection 2.1.

7.11 Information. The Agent will forward or make available, as it deems appropriate, to each Bank copies of

         (a) each Settlement Statement received by the Agent from the Seller; and

         (b) all other documents or information so received and considered pertinent by the Agent or reasonably requested by the Bank.



                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1 Short-Term RPA. This Agreement shall be subject in all respects to the Short-Term RPA. In case of any conflict between the provisions of the Short-Term RPA and this Agreement, the provisions of the Short-Term RPA shall prevail.

8.2 Further Assurances. The Seller agrees that it will, at any time and from time to time, do and perform any and all acts and execute any and all further instruments required or reasonably requested by the Agent to effect more fully the purposes of this Agreement and the sales of the Retail Obligations hereunder, including without limitation, the execution of any financing statements, financing change statements, affidavits, notices or assignments relating to such Retail Obligations for filing under the provisions of the legislation of any applicable jurisdiction.

8.3 Payments. Each payment to be made by the Seller or a Bank hereunder shall be made by 2:00 p.m. (Toronto time) on the required payment date and each payment to be made by the Agent hereunder shall be made by 2:00 p.m. (Toronto time) on the required payment date. Any such payments shall be made in lawful money of Canada and each payment to be made by the Seller or a Bank hereunder shall be made at the office of the Agent set forth above without set-off or counterclaim and, with respect to any daily collections required to be made hereunder, shall be deposited in the Application Account pursuant to subsection 3.1.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

8.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

8.6 Amendments. This Agreement may not be modified, amended, waived, supplemented or terminated except in accordance with the Short-Term RPA.

8.7 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

8.8 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing delivered by certified or registered mail, by hand, by courier, or by telecopy or telex, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, certified or registered mail, or by courier, in the case of telecopy notice, when received, or, in the case of telex notice, when sent, answerback received, addressed to the parties as set forth in the signature pages hereto, or to such other address as may be hereafter notified by the respective parties hereto and any Person that may hereafter become a Bank, provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsection 2.3(b)(ii) shall not be effective until received.

8.9 Successors and Assigns. This Agreement shall be binding upon the parties hereto and shall enure to the benefit of the Seller, the Agent, the Banks and their respective successors and assigns except that the Seller may not assign or transfer any of its rights under this Agreement without the prior written consent of the Required Banks.

              IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

                                         CHRYSLER CREDIT CANADA LTD.

27777 Franklin Road                      By:     "David A. Robison"
Southfield, Michigan
U.S.A.                                   Title:  V-P & Treasurer
48034-8286
Attention:    Treasurer
Telephone:    810-948-3140
Telecopier:   810-948-3801

                                         CHRYSLER FINANCIAL CORPORATION


27777 Franklin Road                      By:     "Dennis M. Cantwell"
Southfield, Michigan
U.S.A.                                   Title:  V-P, Corp. Finance & Devpt
48034-8286

Attention:    Treasurer
Telephone:    810-948-3140
Telecopier:   810-948-3801

                                         ROYAL BANK OF CANADA
                                         As Agent
13th Floor
200 Bay Street
South Tower                              By:     "David W. Cox"
Royal Bank Plaza
Toronto, Ontario                         Title:  Senior Manager
M5J 2J5

Attention:    Manager, Operations
              Loan Structuring and Syndications
Telex:        06218783
Telephone:    416-974-4154
Telecopier:   416-974-2407

                                         ROYAL BANK OF CANADA

                                         By:     "Glen D. Carter"

20 King Street West                      Title:  Senior Manager
10th  Floor
Toronto, Ontario
M5H 1C4

Attention:    Glen D. Carter
              Senior Manager,
              Corporate Banking, Multinational
Telephone:    416-974-4278
Telecopier:   416-974-5938

                                         CANADIAN IMPERIAL BANK OF COMMERCE

Commerce Court West                      By:     "Harold Chataway"
7th Floor
Toronto, Ontario                         Title:  Managing Dir. Auto. Grp.
M5L 1A2

Attention:    Harold Chataway
              Managing Director, Automotive Group
              Commerce Court Corporate Group
Telephone:    416-980-5315
Telecopier:   416-980-8384
Telex:        06-524116

                                         THE BANK OF NOVA SCOTIA

                                         By:     "Cynthia Thomas"
44 King Street West
16th Floor                               Title:  Senior Relationship Mgr.
Toronto, Ontario
M5H 1H1                                  By:     "Anthony S. Courtright"

Attention:    Cynthia P. Thomas          Title:  Unit Head
              Senior Relationship Manager
Telephone:    416-866-3548
Telecopier:   416-866-2009
Telex:        06-524712

                                         BANK OF MONTREAL

                                         By:     "Surjit Rajpal"
24th Floor
First Canadian Place                     Title:  Managing Director
Toronto, Ontario
M5X 1A1

Attention:    Algis Vaitonis
              Director
              Corporate Banking
Telephone:    416-867-4092
Telecopier:   416-867-5818
Telex:        06-22735

                                         THE TORONTO-DOMINION BANK

55 King Street West                      By:     "Karl H. Schulz"
P.O. Box 1
Toronto-Dominion Centre                  Title:  V-P,Corp.&Invst.Bnkg.Grp.
Toronto, Ontario
M5K 1A2

Attention:    B.E. (Rick) Van Waterschoot
              Manager
              Corporate and Investment Banking Group
Telephone:    416-944-5824
Telecopier:   416-982-5018
Telex:        06-524267

                                         BANK OF AMERICA CANADA

4 King Street West                       By:     "Jai S. Menon"
18th Floor
Toronto, Ontario                         Title:  Vice-President
M5H 1B6

Attention:    Richard Hall
              Assistant Vice President

Telephone:    416-863-4008
Telecopier:   416-863-5265
Telex:        06-219707

                                         CHEMICAL BANK OF CANADA

100 Yonge Street                         By:     "William T. Carrothers"
Suite 900
Toronto, Ontario                         Title:  Vice President
M5C 2W1

Attention:    Owen G. Roberts            By:     "Owen G. Roberts"
              Vice-President
Telephone:    416-594-2259               Title:  Vice President
Telecopier:   416-594-2266
Telex:        06-218241

                                         CREDIT LYONNAIS CANADA

One Financial Place                      By:     "David J. Farmer"
1 Adelaide Street East
Suite 2505                               Title:  Vice President
Toronto, Ontario
M5C 2V9

Attention:    David Farmer
              Vice President
Telephone:    (416) 947-9355
Telecopier:   (416) 947-9471

                                         MORGAN BANK OF CANADA

Royal Bank Plaza                         By:     "Katherine B. Stevenson"
South Tower
22nd Floor, P.O. Box 80                  Title:  Vice President
Toronto, Ontario
M5J 2J2

Attention:    Katharine B. Stevenson
              Vice President
Telephone:    416-981-9224
Telecopier:   416-865-1641
Telex:        06-23490

                                         SWISS BANK CORPORATION
                                         (CANADA)

P.O. Box  103                            By:     "Blaise Ganguin"
207 Queen's Quay West
Suite 78O                                Title:  Associate Dir. Mrch. Bnkg.
Toronto, Ontario

Attention:    Blaise Ganguin             By:     "Robin V.J. Scott"
              Associate Director
              Merchant Banking           Title:  Mrch. Bnkg. Director
Telephone:    416-203-4263
Telecopier:   416-203-4385
Telex:        06-217872